United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:
☐ Preliminary Proxy Statement                                                        ☐Soliciting Material Under Rule 14a-12
☐ Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
 ☒ Definitive Proxy Statement
 ☐  Definitive Additional Materials

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2010

To the Stockholders of Retail Opportunity Investments Corp.:

The 2010 Annual Meeting of Stockholders (the "Annual Meeting") of Retail Opportunity Investments Corp., a Delaware corporation (the "Company"), will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on May 6, 2010, at 11:00 am, New York City time, for the following purposes:

(1)	To elect eleven directors to serve on the Company's board of directors until the Company's 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

(2)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The close of business on March 26, 2010 has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

We hope that all stockholders who can do so will attend the Annual Meeting in person.  Whether or not you plan to attend, in order to assure proper representation of your shares of our common stock, par value $0.0001 per share ("Common Stock"), at the Annual Meeting, we urge you to submit your proxy voting instructions to the Company.  By submitting your proxy voting instructions promptly, you can help the Company avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting.  If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

If you are a registered holder of shares of Common Stock on the record date, you may vote your shares of Common Stock in person at the Annual Meeting or by submitting your proxy voting instructions to the Company.  If you hold shares of Common Stock in "street name" through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Your proxy is being solicited by our board of directors.  Our board of directors recommends that you vote in favor of the proposed items.

By Order of the Board of Directors

Stuart A. Tanz
President and Chief Executive Officer

Purchase, New York
April 6, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 6, 2010.  The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/roireit/2010

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2010

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Retail Opportunity Investments Corp., a Delaware corporation (the "Company," "we," "our" or "us"), for use at the Company's 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on May 6, 2010, at 11:00 am, New York City time, or at any postponements or adjournments thereof.

If you are a registered holder of shares of our common stock, par value $0.0001 per share ("Common Stock"), on the record date, you may vote your shares of Common Stock in person at the Annual Meeting or by submitting your proxy voting instructions to the Company.  If you hold shares of Common Stock in "street name" through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies.  Any stockholder submitting voting instructions or a proxy retains the power to revoke such instructions or proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to John B. Roche, our Chief Financial Officer, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057, (ii) submitting a later dated proxy, or (iii) by voting in person at the Annual Meeting.  Attending the Annual Meeting will not automatically revoke a stockholder's previously submitted voting instructions or proxy unless such stockholder votes in person at the Annual Meeting.  If a proxy is properly completed or submitted without specifying any instructions thereon and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the directors to serve on our board of directors until our 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being sent and made available to stockholders on or about April 6, 2010.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2009, including financial statements audited by McGladrey & Pullen, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009, and their report thereon, dated March 11, 2010.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to one vote for each share of Common Stock held of record at the close of business on March 26, 2010 (the "Record Date") with respect to (i) the election of eleven directors to serve on our board of directors until our 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and (iii) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.  Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.  A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.  If you hold your shares in "street name" it is critical that you cast your vote if you want it to count in the election of directors.  In the past, if you held your shares in "street name" and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  On July 1, 2009, the Securities and Exchange Commission ("SEC") approved an amendment to New York Stock Exchange ("NYSE") Rule 452 to eliminate the so-called "broker discretionary vote" in uncontested director elections.  Although the Company is listed on the NASDAQ Stock Market ("NASDAQ"), Rule 452 affects us because most of the shares of Common Stock held in "street name" are held with NYSE member-brokers.  As a result your bank or broker no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis.  Thus, if you hold your shares in "street name" and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP.

The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum.  The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes:  (i) for the election of directors, a plurality of all the votes cast at the Annual Meeting, and (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal.

As of the Record Date, we had issued and outstanding 41,804,675 shares of Common Stock.

In accordance with Delaware General Corporation Law, a list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting, for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices at 3 Manhattanville Road, Purchase, New York 10577.

1. ELECTION OF DIRECTORS

Board of Directors

In accordance with our Second Amended and Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), and Amended and Restated By-laws (our "Bylaws"), our board of directors is currently comprised of eleven directors, Melvin S. Adess, Richard A. Baker, Robert C. Baker, Michael J. Indiveri, William L. Mack, Edward H. Meyer, Lee S. Neibart, Charles J. Persico, Laura H. Pomerantz, Stuart A. Tanz and Vincent S. Tese.  Directors are elected at each annual meeting of our stockholders for a term of one year.  Each director holds office until his or her successor has been duly elected and qualify or the director's earlier resignation, death or removal.

Upon the recommendation of the nominating and corporate governance committee of our board of directors (the "Nominating and Corporate Governance Committee"), Messrs. Adess, Richard A. Baker, Robert C. Baker, Indiveri, Mack, Meyer, Neibart, Persico, Tanz and Tese and Ms. Pomerantz, have been nominated by our board of directors to stand for election as directors by the stockholders at the Annual Meeting to serve until our 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify.  We seek to have a board of directors representing diverse education and experiences that provide knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company.  We believe that, as a group, the nominees bring a diverse range of perspectives that contribute to the effectiveness of our board of directors as a whole.  The procedures and considerations of the Nominating and Corporate Governance Committee in recommending qualified director candidates are described below under "Corporate Governance—Identification of Director Candidates" in this Proxy Statement.  The Nominating and Corporate Governance Committee and our board of directors concluded that each of our directors should be nominated for election based on the qualifications and experience described in the biographical information below under "Nominees for Election as Directors."

It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Adess, Richard A. Baker, Robert C. Baker, Indiveri, Mack, Meyer, Neibart, Persico, Tanz and Tese and Ms. Pomerantz as directors, unless otherwise instructed.  If the candidacy of Messrs. Adess, Richard A. Baker, Robert C. Baker, Indiveri, Mack, Meyer, Neibart, Persico, Tanz and Tese and Ms. Pomerantz should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors.  Our board of directors has no reason to believe that, if re-elected, Messrs. Adess, Richard A. Baker, Robert C. Baker, Indiveri, Mack, Meyer, Neibart, Persico, Tanz and Tese and Ms. Pomerantz will be unable or unwilling to serve as directors.

Nominees for Election as Directors

The following information is furnished regarding the nominees for election as directors by the holders of Common Stock.

Melvin S. Adess, 65, has served as one of our directors since 2009.  Mr. Adess joined Kirkland & Ellis LLP in 1969 as an associate and was admitted to the partnership in 1975.  His practice consisted of foreign tax planning, intercompany transfer pricing, mergers & acquisitions, joint ventures, tax litigation, and executive compensation.  Mr. Adess acted as outside general counsel for a number of corporate clients coordinating the firm's handling of corporate, tax, litigation, intellectual property and other matters.  From 1997 to 1999, Mr. Adess served on the Board of Directors of Pan Pacific Retail Properties, Inc. and as a member of its Audit Committee and Compensation Committee.  Mr. Adess joined KPMG LLP in 1999, as a senior tax partner.  He served as a member of its senior tax leadership and on various firm administrative committees.  He also served as lead tax partner for Motorola, Inc., Honeywell, Caterpillar, HSBC, Sears, Whirlpool, and other major firm clients.  Mr. Adess retired from KPMG LLP in 2008.  He returned to the practice of law in 2008 under Melvin S. Adess, P.C.  His practice consists of corporate and tax counselling.  Mr. Adess received a B.S. with highest distinction from Northwestern University, majoring in Accounting with minors in Economics and English, and received a J.D., Cum Laude and Order of the Coif from the University of Chicago Law School.  We believe Mr. Adess's significant experience advising corporate clients as to tax and legal matters makes him qualified to serve as a director.

Richard A. Baker, 44, has served as one of our directors since our inception in 2007, as Executive Chairman of our board of directors since 2009 and, until 2009, served as our Chief Executive Officer.  Mr. Baker is a founder and President of NRDC Real Estate Advisors, LLC and NRDC Equity Partners, LLC, and a Manager of NRDC Capital Management, LLC ("NRDC Capital Management").  Mr. Baker is also Senior Vice President and President/Chief Operating Officer of National Realty & Development Corp., a real estate development company owned by him together with his father, Robert C. Baker, who is also one of our directors.  National Realty & Development Corp. owns and manages a real estate portfolio in excess of 18 million square feet, which includes shopping centers, corporate business centers and residential communities located in 20 states. National Realty & Development Corp.'s tenants include prominent retailers such as Wal-Mart, Kohl's, Lowe's, Toys 'R Us, The Home Depot, Sears, Staples, Supervalu and T.J. Maxx.  National Realty & Development Corp. is one of the largest privately owned development companies in the United States.  Mr. Baker is also the Chief Executive Officer of the Hudson's Bay Trading Company, a diversified North American retail organization, which owns and operates Lord & Taylor and the Hudson's Bay Company (Bay, Zellers, Home Outfitters and Fields).  Mr. Baker is also a Managing Director of NRDC L&T B LLC, which owns and operates the Lord & Taylor department stores.  In July 2008, Mr. Baker also became the 39th Governor of the Hudson's Bay Company, where he also currently serves as a director.  Mr. Baker is also a director of Lord & Taylor Holdings, LLC, Regional Construction Corp., True North Retail Investments I, Inc., Maple Leaf Heritage Investments ULC and the Brunswick School, a Managing Director of Donsis LLC and served as a director of City & Suburban Federal Savings Bank from 1996 to 2007.  Mr. Baker received a B.S. in Hotel Administration from Cornell University and serves on the Dean's Advisory Board of the hotel and real estate program.  We believe Mr. Baker's significant prior experience as a founder, an executive officer and a director of numerous real estate companies makes him qualified to serve as a director.

Robert C. Baker, 75, has served as one of our directors since our inception in 2007 and, until 2009, served as Vice Chairman of our board of directors and our Secretary.  Mr. Baker is a founder and Managing Director of NRDC Real Estate Advisors, LLC and NRDC Equity Partners, LLC, and a Manager of NRDC Capital Management.  He has been the Chairman and Chief Executive Officer of National Realty & Development Corp., one of the largest privately owned development companies in the United States, since its founding in 1978.  Mr. Baker is also a Managing Director of NRDC L&T B LLC, which owns and operates the Lord & Taylor department stores.  Mr. Baker has over 46 years experience in land acquisition, construction, financing and management.  Mr. Baker is a Trustee of the Solomon R. Guggenheim Foundation and is a member of the Art Committee, Audit Committee, Executive Committee  and the Budget and Finance Committee.  Mr. Baker is also a member of the Board of Trustees of Johns Hopkins Medicine.  From 1991 to 2007, Mr. Baker served as a director of City & Suburban Federal Savings Bank.  Mr. Baker received a B.A. in American Studies from Yale University and an L.L.B. from Yale Law School.  He has recently funded the Dean's Discretionary Fund at Yale Law School and is a member of the Yale Law School Executive Committee.  Mr. Robert Baker is the father of Mr. Richard A. Baker, the Executive Chairman of our board of directors.  We believe Mr. Baker's significant prior experience as a founder, an executive officer and a director of numerous real estate companies makes him qualified to serve as a director.

Michael J. Indiveri, 57, has served as one of our directors since our inception in 2007.  He currently serves as Executive Vice President and Chief Financial Officer of Amalgamated Bank in New York.  Mr. Indiveri also serves as President of The Indiveri Group, LLC, a real estate investment firm.  From 1997 until 2007, Mr. Indiveri served as the Executive Vice President & Chief Financial Officer of City & Suburban Federal Savings Bank, where he was also a director.  From 1994 to 1997, Mr. Indiveri served as Senior Vice President & Chief Financial Officer of New York Federal Savings Bank.  Mr. Indiveri received a B.A. in Political Science from Rutgers University and an M.B.A. from Fordham University.  We believe Mr. Indiveri's significant prior experience as Executive Vice President and Chief Financial Officer of Amalgamated Bank in New York makes him qualified to serve as a director.

William L. Mack, 70, has served as one of our directors since our inception in 2007 and, until 2009, served as Chairman of our board of directors.  Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC.  He is also a founder and Chairman of AREA Property Partners, formerly Apollo Real Estate Advisors, since its inception in 1993 and the President of various AREA Fund entities.  Since 1993, AREA has overseen the investment of domestic and international real estate funds and numerous joint ventures, through which it has invested over $9 billion in more than 450 transactions.  The AREA real estate funds target a broad range of opportunistic, value-added and debt investments in real estate assets and portfolios throughout the United States, Europe and Asia.  Mr. Mack is also a Senior Partner of the Mack Organization, a national owner of industrial buildings and other income-producing real estate investments.  Mr. Mack serves as non-executive Chairman of the

Board of Directors of Mack-Cali Realty Corporation (NYSE: CLI), a publicly traded real estate investment trust ("REIT").  He has been a Director of Mack-Cali Realty Corporation since the 1997 merger of the Mack Organization's office portfolio into Mack-Cali Realty Corporation.  Mr. Mack also serves as Vice Chair of the Board of Overseers of the University of Pennsylvania's Wharton School of Business, as Vice Chairman of the Board and as an Executive Committee Member of the North Shore Long Island Jewish Health System and as the Chairman of the Solomon R. Guggenheim Foundation.  Mr. Mack attended the University of Pennsylvania's Wharton School of Business and received a B.S. in Business Administration from the New York University School of Business.  We believe Mr. Mack's significant prior experience as a founder, a Chairman and a director of numerous real estate companies makes him qualified to serve as a director.

Edward H. Meyer, 83, has served as one of our directors since our inception in 2007.  Since 2007, Mr. Meyer has served as Chief Executive Officer of Ocean Road Advisors, Inc., an investment management firm.  From 1970 to 2006, Mr. Meyer was Chairman and Chief Executive Officer of the advertising firm Grey Global Group.  Prior to becoming Chairman, he was President of Grey Global Group from 1968 until 1970.  Prior to joining Grey Global Group, he was an associate at Bloomingdale's.  He also served as a director of the May Department Stores for 17 years.  Since leaving Grey Global Group in 2006, Mr. Meyer has acted as a director for a number of companies.  He currently serves on the Board of Directors of Ethan Allen Interiors Inc. (NYSE: ETH), the Jim Pattison Group, National Cinemedia, Inc. (NASDAQ: NCMI)  and Harman International Industries, Inc. (NYSE: HAR).  Mr. Meyer also served on the Board of Directors of All Connect from 2002 to 2009.  Mr. Meyer serves as Treasurer and a Trustee of the Solomon R. Guggenheim Foundation, a Trustee of the New York University Langone Medical Center and of the Film Society of Lincoln Center, and President of the Edward & Sandra Meyer Foundation, Inc.  Mr. Meyer received a B.A. in Economics from Cornell University.  We believe Mr. Meyer's significant prior experience as Chairman and Chief Executive Officer of the Grey Global Group and a director of a number of public companies makes him qualified to serve as a director.

Lee S. Neibart, 59, has served as one of our directors since our inception in 2007 and, until 2009, served as our President.  Mr. Neibart is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC.  He is the Global Chief Executive Officer of AREA Property Partners, formerly Apollo Real Estate Advisors, and has been with the firm since 1993.  Mr. Neibart oversees the global day-to-day activities of AREA Property Partners, including portfolio and fund management, strategic planning and new business development.  From 1989 to 1993, Mr. Neibart worked at the Robert Martin Company, a real estate development and management firm, most recently as Executive Vice President and Chief Operating Officer.  Mr. Neibart was a director at Linens ‘N Things which filed for bankruptcy protection in May 2008 and entered into liquidation in October 2008.  Mr. Neibart serves on the Advisory Boards of both The Enterprise Foundation and The Real Estate Institute of New York University.  He is a past President of the New York Chapter of the National Association of Industrial and Office Parks.  Mr. Neibart received a B.A. from the University of Wisconsin and an M.B.A. from the New York University School of Business.  We believe Mr. Neibart's significant prior experience as a founder, an executive officer and a director of numerous real estate companies makes him qualified to serve as a director.

Charles J. Persico, 70, has served as one of our directors since 2009.  Mr. Persico is the President of Perbar Sales Corp. and has been actively involved in various phases of the real estate industry, including Development, Construction and Management, for over 38 years.  He has participated in the development, ownership and management of over 2,500 apartment units in the New York metropolitan area as well as over 1 million square feet of retail and commercial developments.  His present portfolio consists of mainly retail developments.  He has managed properties for Metropolitan Life, Aetna Insurance Company, Connecticut Mutual Insurance, Roosevelt Savings Bank and Peoples Westchester Savings Bank.  Mr. Persico is a member of the Westchester County and New York State Board of Realtors and of local, state and national builders organizations.  He was formerly on the Board of Directors of the following organizations: City and Suburban Federal Savings Bank for over ten years serving on the Mortgage Committee, Audit and Finance Committee and also the Planning and Development Committee, Westchester County Association (a business development organization represented by such companies as IBM, PepsiCo, Chase Bank and many other large publicly traded corporations) and Westchester Business Partnership.  He was also a member of the B.P.O. Elks, Scarsdale Chapter, a prior president and chairman of the Builders Institute of Westchester and Putnam Counties (a 2,400 member organization), a New York State Commissioner of the Hudson River Valley Commission, founder and first President of the Exchange Club of the Town of Greenburgh, past member of the board of trustees of Elizabeth Seton College and of the Advisory Board of Iona College; Westchester County Commission Christopher Columbus Quincentennial, Board Member of the American Lyme Disease

Foundation, and the Real Estate Tax Review Board of the Town of Greenburgh (60,000 population).  Mr. Persico received a B.S. in Real Estate from New York University.  We believe Mr. Persico's significant prior experience as President of Perbar Sales Corp. and active involvement in various phases of the real estate industry makes him qualified to serve as a director.

Laura H. Pomerantz, 62, has served as one of our directors since our inception in 2007.  Ms. Pomerantz is a Principal at PBS Real Estates, LLC, a boutique firm that offers commercial real estate advisory solutions to both tenants and landlords.  Prior to joining PBS Real Estates, LLC in 2001, Ms. Pomerantz was a Senior Managing Director at Newmark & Company Real Estate.  Prior to joining Newmark & Company Real Estate in 1996, Ms. Pomerantz was Executive Managing Director of S.L. Green (NYSE: SLG) and prior to that she was the Executive Vice President of The Leslie Fay Companies, Inc., having responsibility for supervising several of its upscale fashion divisions.  She was with The Leslie Fay Companies, Inc. for over 18 years and served on the company's Board of Directors.  She is a member of the Carnegie Hall Board of Trustees and is a director at WIN (Women in Need) and G-III Apparel Group, Ltd. (NASDAQ: GIII).  Ms. Pomerantz received an A.B.A in Business Administration from Miami Dade Community College.  We believe Ms. Pomerantz's significant prior experience as a Principal at PBS Real Estates, LLC and at other real estate and retail companies makes her qualified to serve as a director.

Stuart A. Tanz, 51, has served as our President and Chief Executive Officer and one of our directors since 2009.  Mr. Tanz was the Chief Executive Officer of United Income Properties, Inc. from 2006 to 2009 and its Chief Operating Officer and President from 1988 to 1992.  United Income Properties, Inc. was a privately owned retail real estate development company in Southern California which developed, owned and operated various shopping centers in Southern California and now owns, manages and operates approximately 2,250 self-storage units and a retail property.  From 1997 to 2006, Mr. Tanz was the Chairman, Chief Executive Officer and President of Pan Pacific Retail Properties, Inc., during which period its total market capitalization increased by 795% from $447 million to over $4 billion.  Mr. Tanz oversaw and administered all aspects of Pan Pacific Retail Properties, Inc.'s business, management, finance and personnel and led its $146 million initial public offering on the NYSE and ultimately in the sale of the company for $4.1 billion to Kimco Realty Corp. (NYSE: KIM) in November 2006.  From 1992 to December 1996, Mr. Tanz was a director of Revenue Properties Company Limited and was the Co-Chief Executive Officer from May 1996 to August 1997.  Revenue Properties Company Limited was a publicly traded company on the Toronto Stock Exchange that was the parent company of Pan Pacific Development Corp., where Mr. Tanz was the President and Chief Operating Officer from 1992 to 1997.  From 1982 to 1988, Mr. Tanz was the Director of Acquisitions of Southern California at Bramalea Limited, based in Toronto, Canada, and Bramalea California Inc.  Mr. Tanz is a member of the Advisory Council for the University of Southern California Lusk Center for Real Estate and the Policy Advisory Board of Burnham-Moores Institute of Real Estate at the University of San Diego.  Mr. Tanz is a member of International Council of Shopping Centers and Young Presidents Organization.  In 1998, National Real Estate Investors named Mr. Tanz as one of the country's top real estate executives under the age of 40 and in 2001 Mr. Tanz was awarded San Diego's Ernst & Young Real Estate Entrepreneur of the Year in real estate.  Mr. Tanz received a B.S. in Business Administration from the University of Southern California, Marshall School of Business.  We believe Mr. Tanz's significant prior public company experience as the Chairman, Chief Executive Officer and President of Pan Pacific Retail Properties, Inc. makes him qualified to serve as a director.

Vincent S. Tese, 67, has served as one of our directors since our inception in 2007.  Mr. Tese is Chairman of Bond Street Holdings, LLC and Premier American Bank, non-executive Chairman of ICE Trust and a director of Bowne and Company, Inc. (NYSE:BNE), Cablevision, Inc., GGCP, Intercontinental Exchange, Inc. (NYSE: ICE), Mack-Cali Realty Corporation (NYSE: CLI), Municipal Art Society, Wireless Cable International, Inc. and Xanboo Inc.  In addition, he is Trustee of New York University School of Law and The New York Presbyterian Hospital, and a director of the Cabrini Mission Society.  Until 2008, Mr. Tese also served as a director of The Bear Stearns Companies, Inc., the Catholic Guardian Society, Custodial Trust Company, Gabelli Asset Management and Magfusion, Inc.  Mr. Tese co-founded Cross Country Cable, Inc. in 1976 and served as its Chairman until its sale to Pacific Telesis in 1995.  Mr. Tese also served as Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995, Director of Economic Development for New York State from 1987 to 1994, Chairman and Chief Executive Officer of the Urban Development Corporation from 1985 to 1994 and New York State Superintendent of Banks from 1983 to 1985.  Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-

founder of Cross Country Cable TV.  Mr. Tese received a B.S. in Accounting from Pace University, a J.D. from Brooklyn Law School and an L.L.M. in Taxation from New York University School of Law.  We believe Mr. Tese's significant prior experience as a director of numerous public companies makes him qualified to serve as a director.

Our board of directors recommends a vote FOR the election of Messrs. Adess, Richard A. Baker, Robert C. Baker, Indiveri, Mack, Meyer, Neibart, Persico, Tanz and Tese and Ms. Pomerantz as directors.  Proxies solicited by our board of directors will be voted FOR Messrs. Adess, Richard A. Baker, Robert C. Baker, Indiveri, Mack, Meyer, Neibart, Persico, Tanz and Tese and Ms. Pomerantz, unless otherwise instructed.

In accordance with our Certificate of Incorporation and Bylaws, vacancies occurring on our board of directors, as a result of death, resignation, removal of a director, an increase in the authorized number of directors or otherwise, may be filled by a majority of the remaining directors then in office.

There is no family relationship, as defined under SEC regulations, among any of our directors or executive officers, except that Richard A. Baker, the Executive Chairman of our board of directors, is the son of Robert C. Baker, one of our directors.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Our board of directors is requesting that our stockholders ratify this appointment of Ernst & Young LLP.

From July 10, 2007 (inception) to March 29, 2010, including the fiscal year ended December 31, 2009, McGladrey & Pullen, LLP served as our independent registered public accounting firm.  On March 29, 2010, we dismissed McGladrey & Pullen, LLP as our independent registered public accounting firm.  The decision to change accounting firms was recommended by the audit committee of our board of directors (the "Audit Committee") and approved by our board of directors.  McGladrey & Pullen, LLP was advised of such change on March 29, 2010.  On March 31, 2010 we engaged Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010.

The reports of McGladrey & Pullen, LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of the December 31, 2008 financial statements included an explanatory paragraph about our ability to continue as a going concern due to our mandatory liquidation by October 23, 2009 if a business combination had not been consummated.  During the fiscal years ended December 31, 2009 and 2008, and through March 29, 2010, the date of our notice to McGladrey & Pullen, LLP of its dismissal, there were (1) no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such periods and (2) no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

Neither our Bylaws nor other governing documents or law require stockholder ratification of our board of directors' appointment of Ernst & Young LLP as our independent registered public accounting firm.  However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, our board of directors will review its future selection of our independent registered public accounting firm.  Even if the selection is ratified, our board of directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests.

Representatives of Ernst & Young LLP and McGladrey & Pullen, LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc., an affiliate of McGladrey & Pullen, LLP, for the fiscal years ended December 31, 2009 and 2008.

	Fiscal Year Ended December 31,
	2009	2008
Audit Fees (1)	$152,300	$88,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	10,900	5,500
All Other Fees (4)	—	—
Total	$163,200	$94,000

_______________
(1)
2009 and 2008 Audit Fees include:  (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; (iii)  consents and other services related to SEC and other regulatory filings and communications; and (iv) accounting consultation attendant to the audit.  Audit Fees for 2009 and 2008 also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	There were no Audit-Related Fees incurred in 2009 or 2008.
(3)	2009 and 2008 Tax Fees include tax compliance, tax planning, tax advisory and related tax services provided by RSM McGladrey, Inc.
(4)	There were no other professional services rendered by McGladrey & Pullen, LLP or RSM McGladrey, Inc. in 2009 or 2008.

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by McGladrey & Pullen, LLP and RSM McGladrey, Inc. was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Proxies solicited by our board of directors will be voted FOR this ratification, unless otherwise instructed.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our board of directors is responsible for overseeing our affairs.  Melvin S. Adess and Charles J. Persico became directors effective October 20, 2009.  Ronald W. Tysoe resigned as a director effective December 15, 2009.  Our board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings.  The policy of our board of directors, as set forth in our Corporate Governance Guidelines (the "Guidelines"), is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.  During the year ended December 31, 2009, our board of directors held seven meetings, and each of our directors attended at least 75% of the meetings that were held during the period in which they served as a director.  Each of our directors who served on a committee of our board of directors attended at least 75% of the meetings of such committee that were held during the period in which they served on such committee.  In 2009, all of the nine directors then serving on our board of directors attended our 2009 Annual Meeting of Stockholders.

Committees of our Board of Directors

Our board of directors has three standing committees:  the Audit Committee, the compensation committee (the "Compensation Committee") and the Nominating and Corporate Governance Committee.

Audit Committee.  Melvin S. Adess (who joined the Audit Committee effective October 29, 2009), Michael J. Indiveri (Chair) and Vincent S. Tese are currently the members of the Audit Committee.  Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NASDAQ corporate governance requirements, SEC rules governing the qualifications of audit committee members, the Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee.  Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see "1. Election of Directors—Nominees for Election as Directors" in this Proxy Statement for a description of their respective backgrounds and experience), that Mr. Indiveri qualifies as an "audit committee financial expert" for purposes of, and as defined by, SEC rules and has the requisite accounting or related financial management expertise required by the NASDAQ corporate governance requirements.  In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NASDAQ corporate governance requirements.  The Audit Committee, which met five times during 2009, among other things, acts on behalf of our board of directors to discharge our board of directors' responsibilities relating to our and our subsidiaries' corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the performance of our internal audit function and our policies with respect to risk assessment and risk management.  The Audit Committee is also responsible for approving and reviewing with management and external auditors the interim and audited annual financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls.  The Audit Committee is charged with periodically discussing with our external auditors such auditors' judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements.  The specific responsibilities of the Audit Committee are set forth in its written charter, a copy of which is available for viewing on our website at www.roireit.net.

Compensation Committee.  Melvin S. Adess (who joined the Compensation Committee effective October 20, 2009), Edward H. Meyer and Laura H. Pomerantz (who became Chair of the Compensation Committee effective December 15, 2009) are currently the members of the Compensation Committee.  Our board of directors has determined that all of the members of the Compensation Committee are independent as required by NASDAQ corporate governance requirements, the Guidelines, the Independence Standards and the written charter of the Compensation Committee.  The Compensation Committee, which met two times during 2009, is responsible for, among other things, overseeing the approval, administration and evaluation of the Company's compensation plans, policies and programs, and reviewing the compensation of our directors and executive officers.  The specific responsibilities of the Compensation Committee are set forth in its written charter, a copy of which is available for viewing on our website at www.roireit.net.

Nominating and Corporate Governance Committee.  Melvin S. Adess (Chair), Edward H. Meyer and Charles J. Persico are currently the members of the Nominating and Corporate Governance Committee.  All three members joined the Nominating and Corporate Governance Committee following its creation effective October 29, 2009.  Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by NASDAQ corporate governance requirements, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which did not meet during 2009, is responsible for, among other things, reviewing and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, seeking, considering and recommending to our board of directors qualified candidates for election as directors and approving and recommending to the full board of directors succession plans for each of our senior executive officers.  It reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance, and recommends to our board of directors nominees for each committee of our board of directors.  In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our board of directors' performance as a whole and of the individual directors, and reports thereon to our board of directors.  The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter,  a copy of which is available for viewing on our website at www.roireit.net.

We will provide the written charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, free of charge, to stockholders who request them.  Requests should be directed to John B. Roche, our Chief Financial Officer, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057.  The written charters of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee are also available for viewing on our website at www.roireit.net.

Report of the Audit Committee

The Audit Committee has furnished the following report for the 2009 fiscal year.

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm, and our compliance with related legal and regulatory requirements.  The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm.  The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on our internal control over financial reporting.  McGladrey & Pullen, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009, was responsible for performing an independent audit of (i) our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and (ii) the effectiveness of our internal control over financial reporting and expressing an opinion with respect thereto.  The Audit Committee's responsibility is to oversee and review the financial reporting process and to review and discuss management's report on our internal control over financial reporting.  The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence.  The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held five meetings during 2009.  The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and McGladrey & Pullen, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009.

The Audit Committee reviewed and discussed our ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's ("PCAOB") Auditing Standard No. 5 regarding the audit of internal control over financial reporting.  The Audit Committee discussed with McGladrey

& Pullen, LLP the overall scope and plans for its audit.  The Audit Committee reviewed reports and memoranda prepared by McGladrey & Pullen, LLP with respect to its audit of our internal control over financial reporting.  The Audit Committee met with McGladrey & Pullen, LLP, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009, and the related report prepared by McGladrey & Pullen, LLP, with management and McGladrey & Pullen, LLP.  The Audit Committee also reviewed and discussed with management and McGladrey & Pullen, LLP management's annual report on our internal control over financial reporting.  The Audit Committee discussed with management and McGladrey & Pullen, LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC and the processes used to support management's annual report on our internal control over financial reporting.  As a result of these discussions, the Audit Committee believes that we maintain an effective system of accounting controls that allows us to prepare consolidated financial statements that fairly present our financial position and results of our operations.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee reviewed and discussed with McGladrey & Pullen, LLP their 2009 audit plan for the Company and their proposed implementation of this plan.  The Audit Committee also discussed with McGladrey & Pullen, LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which included a discussion of McGladrey & Pullen, LLP's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with McGladrey & Pullen, LLP their independence from us.  McGladrey & Pullen, LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communication with the Audit Committee concerning independence and represented that it is independent from us.  When considering the independence of McGladrey & Pullen, LLP, the Audit Committee considered if services they provided to us, beyond those rendered in connection with their audit of our consolidated financial statements, their reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q and their audit of the effectiveness of our internal control over financial reporting, were compatible with maintaining their independence.  The Audit Committee also reviewed and approved, among other things, the tax and other professional services performed by, and the amount of fees paid for such services to, McGladrey & Pullen, LLP.  The Audit Committee received regular updates on the amount of fees and scope of audit, tax and other professional services provided.

Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in our annual report on Form 10-K filed with the SEC.  The Audit Committee has also recommended the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and is presenting this selection to our stockholders for ratification.

Michael J. Indiveri, Chair
Melvin S. Adess
Vincent S. Tese

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Beginning in October 2009, we started paying (i) an annual board fee to our non-employee directors of $25,000 per year; (ii) a fee to our non-employee directors of $1,500 for each board of directors meeting attended in person and $1,000 for each board of directors meeting attended by teleconference; (iii) an annual chair fee to the non-employee director acting as the Chair of the Audit Committee of $5,000 per year; and (iv) an annual fee to the non-employee directors serving on the Audit Committee of $2,000 per year.

The following table summarizes the annual compensation received by our non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Melvin S. Adess	$9,900	$256,250	$—	$266,150
Robert C. Baker(3)	6,500	—	—	6,500
Michael J. Indiveri	10,500	—	—	10,500
William L. Mack(3)	6,500	—	—	6,500
Edward H. Meyer	6,500	—	—	6,500
Lee S. Neibart(3)	6,500	—	—	6,500
Charles J. Persico	6,500	256,250	—	262,750
Laura H. Pomerantz	5,000	—	—	5,000
Vincent S. Tese	8,400	—	—	8,400
Ronald W. Tysoe	—	—	—	—
__________
(1)	Amounts in this column represent retainer, annual board of directors fees and annual chair fees paid to non-employee directors for service in 2009.
(2)
Amounts in this column represent compensation costs recognized by us in 2009 for awards of Restricted Shares based upon the fair value as of the grant dates of such awards determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718").

(3)	Effective October 20, 2009, Messrs. Robert C. Baker, Mack and Neibart resigned as Vice-Chairman of our board of directors, Chairman of our board of directors and our President, respectively.

Non-employee directors are also eligible to receive grants of stock options ("Options"), restricted shares of Common Stock ("Restricted Shares"), phantom shares, dividend equivalents or other equity-based grant under our 2009 Equity Incentive Plan (the "2009 Equity Incentive Plan").  Directors who are also our employees are not entitled to receive additional compensation for serving on our board of directors.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our President and Chief Executive Officer is Stuart A. Tanz.  The Executive Chairman of our board of directors is Richard A. Baker.  Our Chief Financial Officer is John B. Roche.  Our Chief Operating Officer is Richard K. Schoebel.  For Messrs. Tanz's and Baker's biographies, please see "1. Election of Directors—Nominees for Election as Directors."  The following sets forth the biographical information for Messrs. Roche and Schoebel as of April 6, 2010.

John B. Roche, 52, has served as our Chief Financial Officer since 2009.  From 2008 to 2009, Mr. Roche was first a consultant and then served as Chief Financial Officer for Gramercy Capital Corp. (NYSE: GKK), where he assisted with Gramercy Capital Corp.’s acquisition of American Financial Realty Trust, a $3.4 billion acquisition of more than 1,000 properties aggregating approximately 27 million square feet of retail and other commercial space in 37 states.  From 2000 to 2007, Mr. Roche was the Executive Vice President and Chief Financial Officer of New Plan Excel Realty Trust, Inc., where his area of responsibility included accounting and finance, treasury, budgeting, IT, human resources and administration functions.  From 1998 to 2000, Mr. Roche was the Senior Vice President of Related Capital Company where he also served as Senior Vice President and Chief Financial Officer for three publicly traded, externally managed and advised real estate entities: Aegis Realty, Inc., an equity shopping center REIT, Charter Municipal Mortgage Acceptance Company and Mortgage Acceptance Company, a taxable mortgage REIT.  From 1997 to 1998, he was the Vice President and Chief Financial Officer of Emmes Asset Management Corp. & Affiliates and from 1991 to 1997, the Vice President of Finance of Robert Martin Company, where he was responsible for all accounting and finance functions.  Mr. Roche was the Supervising Senior of Kenneth Leventhal & Company from 1987 to 1991, the Assistant Secretary of SEC Reporting, Controllers Division of Irving Trust Company from 1986 to 1987 and the Senior Accountant of Peat Marwick Mitchell & Company from 1984 to 1986.  Mr. Roche received a B.A. in Accounting from Queens College, City University of New York and completed the Executive M.B.A. Program at Columbia University Business School.

Richard K. Schoebel, 44, has served as our Chief Operating Officer since 2009.  Mr. Schoebel most recently served as the Vice President, Property Management for the West Region of Centro Properties Group (US), a retail property specialist with a focus on the ownership, management and redevelopment of community and neighborhood shopping centers, malls and lifestyle centers in the United States.  In this role, he was responsible for 8.9 million square feet of community and neighborhood shopping centers.  From 2007 to 2009, Mr. Schoebel was a Principal and Managing Member of Pacific Spectrum Properties, LLC, a brokerage firm providing leasing, management and consulting services to shopping center owners.  Prior to that, for 12 years he held numerous positions at Pan Pacific Retail Properties, Inc., ultimately serving as Vice President Operations, where he directed the leasing and property management for a portfolio of 38 shopping centers, encompassing 5 million leasable square feet.  Mr. Schoebel has over 18 years of real estate industry experience, specializing in shopping centers.  Mr. Schoebel has operated retail properties in ten states, including California, Washington, Oregon, Nevada, Arizona and Connecticut.  Mr. Schoebel received a B.S. in Management and a minor in Applied Computer Science from Keene State College in New Hampshire.

CORPORATE GOVERNANCE

Role and Leadership Structure of our Board of Directors

Pursuant to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our board of directors.  Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations.  Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with the Executive Chairman of our board of directors, President and Chief Executive Officer and other executive officers.

We maintain separate roles for our Chief Executive Officer and Executive Chairman of our board of directors.

Our board of directors believes that our board of directors composition protects stockholder interests and provide sufficient independent oversight of our management.  More than a majority of our current directors are "independent" under NASDAQ corporate governance requirements, as more fully described elsewhere in this Proxy Statement under "Corporate Governance."  The independent directors meet separately from our management on a regular basis at the conclusion of our board of directors' regularly scheduled meetings.  The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our directors and executive officers and the selection and evaluation of directors.

Each independent director has the ability to add items to the agenda of board of directors meetings or raise subjects for discussion that are not on the agenda for that meeting.  In addition, our board of directors and each board of directors committee has complete and open access to our executive officers.

Our board of directors believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our executive officers.  The current leadership model, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to our directors, officers and employees.  The Code of Conduct was designed to assist directors, officers and employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures.  Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of our assets, confidentiality, communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, and health and safety.  The Nominating and Corporate Governance Committee is responsible for monitoring our board of directors' governance process and will make recommendations, as appropriate, to the Executive Chairman of our board of directors on governance and related matters.  The Code of Conduct is available for viewing on our website at www.roireit.net.  We will also provide the Code of Conduct, free of charge, to stockholders who request it.  Requests should be directed to John B. Roche, our Chief Financial Officer, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057.

Corporate Governance Guidelines

Our board of directors has adopted the Guidelines, which address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities.  Among the areas addressed by the Guidelines are composition of our board of directors, functions and responsibilities of our board of directors, board of directors committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation review of our board of directors and committees.  The Nominating and

Corporate Governance Committee is responsible for annually reviewing the Guidelines and will make recommendations, as appropriate, to the Executive Chairman of our board of directors on governance and related matters.  The Guidelines are available for viewing on our website at www.roireit.net.  We will also provide the Guidelines, free of charge, to stockholders who request them.  Requests should be directed to John B. Roche, our Chief Financial Officer, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057.

Director Independence

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NASDAQ corporate governance requirements.  As permitted under the Guidelines, our board of directors has also adopted certain categorical standards (the "Independence Standards") to assist it in making determinations with respect to the independence of directors.  Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that six of our eleven current directors, Melvin S. Adess, Michael J. Indiveri, Edward H. Meyer, Charles J. Persico, Laura H. Pomerantz and Vincent S. Tese, qualify as independent directors under NASDAQ corporate governance requirements and the Independence Standards.  The Independence Standards are available for viewing on our website at www.roireit.net.

Review and Approval of Related Party Transactions

Our board of directors has adopted written policies and procedures for review, approval and ratification of transactions involving us and "related parties" (directors, executive officers or stockholders beneficially owning 5% or greater of our outstanding Common Stock, or their immediate family members).  The policy covers any related party transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).  A summary of these policies and procedures is set forth below:

Policies

•
Any covered related party transaction must be approved by our board of directors or by a committee of our board of directors consisting solely of disinterested directors.  In considering the transaction, our board of directors or a committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

•	On at least an annual basis, our board of directors or a committee will monitor the transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

•
Management or the affected director or executive officer will bring the matter to the attention of the Chair of the Audit Committee or, if the Chair of the Audit Committee is the affected director, to the attention of the Chair of the Nominating and Corporate Governance Committee.

•	The appropriate Chair shall determine whether the matter should be considered by our board of directors or by a committee of our board of directors consisting solely of disinterested directors.

•
If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction, except that the director shall provide all material information concerning the transaction.

•	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable.

•
If the transaction will be ongoing, our board of directors or a committee of our board of directors consisting solely of disinterested directors may establish guidelines for our management to follow in its ongoing dealings with the related party.  Thereafter, our board of directors or a committee of our board of directors consisting solely of disinterested directors, on at least an annual basis, will review and assess ongoing relationships with the related party to see that they are in compliance with the guidelines and that the transaction remains appropriate.

•	All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

Identification of Director Candidates

In accordance with the Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders.  Director candidates are nominated to stand for election to our board of directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek to have a board of directors representing diverse education and experiences that provide knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company.  The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders.  In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders.  Directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment.  The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders.

When our board of directors considers adding a member to fill an existing vacancy or newly created position, or any other time the Nominating and Corporate Governance Committee thinks our board of directors should consider adding a member, the Nominating and Corporate Governance Committee identifies and assesses director candidates and makes recommendations to our board of directors based upon the results of such search.  In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors.  The Nominating and Corporate Governance Committee receives input on such director candidates from other directors, including the Executive Chairman of our board of directors, and recommends director candidates to our board of directors for nomination.  The Nominating and Corporate Governance Committee does not solicit director nominations, but will consider recommendations by stockholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis and in accordance with our Bylaws and applicable law.  The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees.  The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms and/or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates.  If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Our stockholders of record who comply with the advanced notice procedures set forth in our Bylaws and outlined under the "Submission of Stockholder Proposals" section of this Proxy Statement may nominate director candidates for election to our board of directors.  Stockholder nominations of director candidates at our annual meeting of stockholders must be received not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the meeting or public disclosure thereof was given or made.  Accordingly, to submit a director candidate for consideration for nomination at our 2011 Annual Meeting of Stockholders, stockholders must submit the recommendation, in writing, by March 7, 2011, but in no event earlier than February 5, 2011.  The written notice must set forth the information required by our Bylaws.  The advanced notice procedures set forth in our Bylaws do not affect the right of stockholders to request the inclusion of proposals in the Company's proxy statement pursuant to SEC rules.  See the "Submission of Stockholder Proposals" section of this Proxy Statement for information regarding providing timely notice of stockholder proposals under SEC rules.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

We have scheduled a board meeting in conjunction with the Annual Meeting and, as set forth in our Guidelines, our policy is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

Communications with our Board of Directors

Our board of directors has established a process by which stockholders and/or other interested parties may communicate in writing with the Chair of any committee of the our board of directors or the independent directors of our board of directors as a group.  Any such communication sent by e-mail should be sent to stockholdercommunications@roireit.net.  Any such communications sent by U.S. mail or overnight delivery should be directed to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of the Company, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057.  The Company's representative will forward them to the intended recipient(s).  The Company reserved the right to disregard any communication that our Chief Executive Officer determines is unduly hostile, threatening, illegal, does not reasonably relate to the Company or our business, or is similarly inappropriate.  Our Chief Executive Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.  Our board of directors has approved this communication process.

Executive Sessions of Independent Directors

It is the policy of our board of directors, in accordance with the Guidelines, that the independent directors serving on our board of directors meet separately without management (including management directors) in executive session at least four times per year at regularly scheduled meetings of our board of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation programs offered to our senior executive officers.  The Compensation Committee is responsible for the administration of our compensation plans, policies and programs and for making recommendations relating to the compensation of our executive officers.  The Compensation Committee endeavors to ensure that the compensation paid to our executive officers is consistent with our overall philosophy on compensation and market practices.

Prior to the consummation of our initial business combination, no compensation of any kind, including finder's and consulting fees, was paid to any of our executive officers or any of their respective affiliates, except as otherwise set forth herein, for services rendered prior to or in connection with activities on our behalf.  However, our executive officers have been reimbursed for out-of-pocket expenses incurred with activities on our behalf.  On

October 20, 2009, our stockholders and warrantholders approved each of the proposals presented at the special meetings of stockholders and warrantholders, respectively, in connection with the transactions contemplated by the Framework Agreement, dated as of August 7, 2009, with NRDC Capital Management (such transactions, the "Framework Transactions"), which, among other things, sets forth the steps to be taken by us to continue our business as a corporation that will elect to qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2010.  The Framework Transactions constituted our initial business combination under our Certificate of Incorporation.  In connection with the Framework Transactions, effective as of October 20, 2009, Messrs. Richard A. Baker, Robert C. Baker, Lee S. Neibart and William L. Mack resigned as our Chief Executive Officer, Vice-Chairman of our board of directors, President and Chairman of our board of directors, respectively, and we entered into employment agreements with each of Stuart A. Tanz, our President and Chief Executive Officer, John B. Roche, our Chief Financial Officer, and Richard A. Baker, the Executive Chairman of our board of directors.  On November 17, 2009, the Company appointed Richard K. Schoebel as our Chief Operating Officer.  Messrs. Richard A. Baker, Robert C. Baker, Neibart, Mack, Tanz, Roche and Schoebel are referred to herein as the "Named Executive Officers."  Messrs. Tanz, Roche, Richard A. Baker and Schoebel are referred to herein as the "Current Executives."

Compensation Philosophy and Objectives.  We, through our executive compensation programs, seek to attract, motivate and retain top quality senior executives who are committed to our core values of excellence and integrity.  The Compensation Committee's fundamental philosophy is to closely align these compensation programs with the achievement of clear annual and long-term performance goals tied to our financial success and the creation of stockholder value.

The Compensation Committee's objectives in developing and administering the executive compensation programs are to:

•	Attract, retain and motivate a highly skilled senior executive team that will contribute to the successful performance of the Company;

•	Align the interests of the senior executive team with the interests of our stockholders by motivating executives to increase long-term stockholder value;

•	Provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	Set clear performance goals and objectives which provide accountability for our executive officers;

•	Support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•
Maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The Compensation Committee believes that it is important to create a compensation program that appropriately balances short-term, equity or cash-based compensation with long-term, equity-based compensation.  Our executive officer compensation program includes the following primary components:

•	Base salaries paid in cash which recognize the unique role and responsibilities of a position as well as an individual's performance in that role;

•	Annual awards, which may be paid in cash or stock, which are meant to motivate and reward our short-term financial and operational performance, as well as individual performance; and

•
Long-term equity-based awards which are designed to support our objectives of aligning the interests of executive officers with those of our stockholders, promoting our long-term performance and value creation ,and retaining executive officers.

The Compensation Committee is committed to the ongoing review and evaluation of the executive officer compensation levels and program.  It is the Compensation Committee's view that compensation decisions are complex and best made after a deliberate review of Company and individual performance, as well as industry compensation levels.  Consistent with this view, the Compensation Committee intends to annually assess our performance within the context of the industry's overall performance and internal performance standards and evaluate individual executive officer performance relative to the performance expectations for their respective position and role within the Company.  In addition, the Compensation Committee intends to benchmark from time to time the total compensation provided to our executive officers to industry-based compensation practices.  While it is the Compensation Committee's goal to provide compensation opportunities that reflect Company and individual performance and that are competitive within industry standards, a specific target market position for executive officer pay levels has not been established.  The Compensation Committee may, in its discretion, appoint a compensation consultant to assist the Compensation Committee in reviewing and evaluating the executive officer compensation levels and program, and setting performance goals. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

Setting Executive Compensation.  The compensation arrangements with Stuart A. Tanz, our President and Chief Executive Officer, John B. Roche, our Chief Financial Officer, and Richard A. Baker, the Executive Chairman of our board of directors, were negotiated at the time of the planning for the Framework Transactions.  Following the closing of the Framework Transactions, the Company appointed Richard K. Schoebel as our Chief Operating Officer.  The compensation arrangements with our existing executive management team were negotiated between the Compensation Committee, or in the case of Mr. Baker, the Executive Chairman Compensation Committee described below, and such individuals, taking into consideration each individual's potential value to the Company, and in consultation with Clifford Chance US LLP, outside counsel to the Company.

The focus of the Compensation Committee's process was to (i)  align our senior executive compensation programs and policies with our financial performance and, accordingly, the creation of stockholder value, (ii)  see that the compensation terms of our executive management team reflected current practices in the marketplace and (iii) reflect the unique risks that members of our executive management team took on in joining the Company prior to the Frameworks Transactions being completed.

In connection with Mr. Tanz's appointment, the Compensation Committee considered, among other things, the duties and responsibilities associated with this position in order to determine the appropriate compensation offered to Mr. Tanz.  As a result, Mr. Tanz entered into an employment agreement, which became effective as of October 20, 2009 and is scheduled to expire on October 20, 2012, with automatic renewal for additional one-year terms unless the required notice of non-renewal is given.  Under the terms of the employment agreement, Mr. Tanz will receive a minimum base salary of $750,000 per annum.  Mr. Tanz also received an award of 100,000 Restricted Shares and 100,000 Options.  In addition, Mr. Tanz is entitled to receive a payment equal to a pro rata portion of the amount of his annual salary that would have been payable for the period between September 17, 2009 and October 20, 2009 had he been employed by us during such period.

In connection with Mr. Roche's appointment, the Compensation Committee considered, among other things, the duties and responsibilities associated with this position in order to determine the appropriate compensation offered to Mr. Roche.  As a result, Mr. Roche entered into an employment agreement, which became effective as of October 20, 2009 and is scheduled to expire on October 20, 2012, with automatic renewal for additional one-year terms unless the required notice of non-renewal is given.  Under the terms of the employment agreement, Mr. Roche will receive a minimum base salary of $500,000 per annum.  Mr. Roche also received an award of 50,000 Restricted Shares and 50,000 Options.  In addition, Mr. Roche is entitled to receive a payment equal to a pro rata portion of the amount of his annual salary that would have been payable for the period between September 17, 2009 and October 20, 2009 had he been employed by the Company during such period.

In connection with Mr. Baker's appointment as Executive Chairman, an Executive Chairman Compensation Committee comprised of Messrs. Indiveri, Meyer, Tese and Tysoe and Ms. Pomerantz considered, among other things, the duties and responsibilities associated with this position in order to determine the appropriate compensation offered to Mr. Baker.  As a result, Mr. Baker entered into an employment agreement, which became effective as of October 20, 2009.  Mr. Baker's employment with the Company is "at will."  Under the terms of the employment agreement, Mr. Baker will receive a minimum base salary of $375,000 per annum.  Mr. Baker also received an award of 50,000 Restricted Shares and 50,000 Options.

In connection with Mr. Schoebel's appointment, the Compensation Committee considered, among other things, the duties and responsibilities associated with this position in order to determine the appropriate compensation offered to Mr. Schoebel.  As a result, Mr. Schoebel entered into an employment agreement, which became effective as of November 30, 2009 and is scheduled to expire on November 30, 2012, with automatic renewal for additional one-year terms unless the required notice of non-renewal is given.  Under the terms of the employment agreement, Mr. Schoebel will receive a minimum base salary of $275,000 per annum.  Mr. Schoebel also received an award of 35,000 Restricted Shares and 35,000 Options.

The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make or recommend to our board of directors modifications to the compensation programs, as deemed appropriate.

Additional information with respect to the current employment agreements of our executive officers can be found under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" of this Executive Compensation section of this Proxy Statement.

Role of Executive Officers in Compensation Decisions.  The Compensation Committee recommends to our board of directors all compensation related to our executive officers and approves recommendations related to incentive compensation for our other employees.  When making compensation recommendations for our executive officers (other than Mr. Tanz), the Compensation Committee seeks and considers the advice and counsel of Mr. Tanz, our Chief Executive Officer, given his direct day-to-day working relationship with these senior executives.  Taking this feedback into consideration, the Compensation Committee engages in discussions and makes final recommendations to our board of directors related to compensation paid to our executive officers.  All decisions regarding Mr. Tanz's compensation are made independently by our board of directors at the recommendation of the Compensation Committee.

Elements of Executive Compensation.  The key elements of our executive compensation program include:

•	Base salary;

•	Incentive compensation;

•	Equity grants; and

•	Perquisites and other benefits.

Base Salary

Pursuant to their employment agreements, we provide our executive officers with annual base salaries to compensate them for services provided during the term of their employment.  Our board of directors will annually review the amount of the annual base salary paid to the Current Executives each year and may provide for increases as it may in its discretion deem appropriate.  The Compensation Committee believes that the annual base salary paid in 2009 to each of our Named Executive Officers reflected the scope of the role and responsibilities of the applicable position, individual performance and experience, and competitive market practices.

The annual base salaries for each of the Named Executive Officers at December 31, 2009 were as follows:

2009 Base Salary
Cash
Stuart A. Tanz	$750,000
John B. Roche	500,000
Richard A. Baker	375,000
Richard K. Schoebel	275,000
Robert C. Baker	—
William L. Mack	—
Lee S. Neibart	—

Pursuant to their employment agreements, the amount of annual compensation paid to each of the Current Executives may be increased during the term of employment at the discretion of our board of directors.  Our board of directors intends to continue to implement the terms of the employment agreements, including the annual base salary provisions, while remaining open to future annual base salary adjustments in the event our board of directors concludes that the circumstances warrant them.  However, consistent with the Compensation Committee's overall philosophy, the compensation programs for the Current Executives will continue to emphasize incentive compensation.

Incentive Compensation

Under the terms of their employment agreements, an incentive structure was established for the Current Executives.  As a result, each Current Executive is eligible for an annual bonus of a specified percentage of such Current Executive's annual salary, as determined in the sole discretion of our board of directors or the Compensation Committee, as applicable, based on the Current Executive's performance and the performance of the Company.  The incentive structure provides our board of directors and the Compensation Committee with considerable discretion to establish incentive compensation levels in a manner consistent with its overall compensation philosophy and objectives.

Although the Compensation Committee does not currently set specific performance targets or identify particular weightings when determining incentive compensation levels, the Compensation Committee intends to appoint a compensation consultant to advise the Compensation Committee in considering, formulating and evaluating corporate goals and objectives relevant to the compensation of our executive officers.  In particular, such goals and objectives would include performance goals and objectives in determining future bonuses, as well as compensation generally.  The Compensation Committee intends to focus on incentive compensation as an integral component of overall compensation.

In reviewing each Current Executive's annual bonus for 2009, the Compensation Committee considered the unique risks and challenges associated with the Framework Transactions and the Company's limited history as an operating company.  With respect to Mr. Tanz, the Compensation Committee also considered the benefit provided to the Company by Mr. Tanz's exceptional reputation in the industry among investors and professionals.  The Compensation Committee considered that, although the Current Executives were employed by the Company during only a portion of the fourth quarter of 2009, the Current Executives had in that period begun building a team of supporting staff, including an accounting group, as well as evaluated numerous acquisition opportunities, resulting in the acquisition of one property and agreements to purchase three properties.  The Compensation Committee also reviewed comparable REIT compensation summarized in the NAREIT 2009 Compensation Survey.  The Compensation Committee recognized that the 2009 fiscal year presented special circumstances that would not be present in future years and noted the expectation for and determination of subsequent awards would be based on, among other factors, the performance goals and objectives established in consultation with compensation consultants, the Company's performance and relative stockholder return, and the value of similar incentive awards to chief executive officers at comparable companies.  Based upon these considerations, the Compensation Committee recommended bonuses as follows for 2009:

Cash
Stuart A. Tanz	$218,750
John B. Roche	145,833
Richard A. Baker	109,375
Richard K. Schoebel	23,681

Equity Grants

The Compensation Committee believes that equity-based incentives are an effective means of motivating and rewarding long-term Company performance and value creation.  In addition, equity-based incentives appropriately align the interests of management with those of stockholders.  During the fourth quarter of 2009, we adopted the 2009 Equity Incentive Plan, as approved by our stockholders.  In accordance with the terms of the 2009 Equity Incentive Plan, employees, non-employee directors, executive officers and other key personnel and service providers of the Company and any of our subsidiaries are eligible to be granted Options, Restricted Shares, share appreciation rights, phantom shares, dividend equivalents and other equity-based awards under the 2009 Equity Incentive Plan.

As of December 31, 2009, the Named Executive Officers held an aggregate of 235,000 Restricted Shares and 235,000 Options.

Pursuant to his employment agreement, Mr. Tanz received on October 20, 2009 a grant of 100,000 Restricted Shares and 100,000 Options, each vesting in equal installments on the first three anniversaries of the grant date.  The Compensation Committee believes that such grants to Mr. Tanz align his interests and compensation with long-term stockholder value creation.  The Restricted Shares granted to Mr. Tanz had a value of $1,025,000 based on the closing stock price on the NYSE Amex of $10.25 on October 20, 2009 (the grant date).

Pursuant to his employment agreement, Mr. Roche received on October 20, 2009 a grant of 50,000 Restricted Shares and 50,000 Options, each vesting in equal installments on the first three anniversaries of the grant date.  The Compensation Committee believes that such grants to Mr. Roche align his interests and compensation with long-term stockholder value creation.  The Restricted Shares granted to Mr. Roche had a value of $512,500 based on the closing stock price on the NYSE Amex of $10.25 on October 20, 2009 (the grant date).

Pursuant to his employment agreement, Mr. Baker received on October 20, 2009 a grant of 50,000 Restricted Shares and 50,000 Options, each vesting in equal installments on the first three anniversaries of the grant date.  The Compensation Committee believes that such grants to Mr. Baker align his interests and compensation with long-term stockholder value creation.  The Restricted Shares granted to Mr. Baker had a value of $512,500 based on the closing stock price on the NYSE Amex of $10.25 on October 20, 2009 (the grant date).

Pursuant to his employment agreement, Mr. Schoebel received on December 9, 2009 a grant of 35,000 Restricted Shares and 35,000 Options, each vesting in equal installments on the first five anniversaries of the grant date.  The Compensation Committee believes that such grants to Mr. Schoebel align his interests and compensation with long-term stockholder value creation.  The Restricted Shares granted to Mr. Schoebel had a value of $359,450 based on the closing stock price on NASDAQ of $10.27 on December 9, 2009 (the grant date).

No other equity grants were made to the Named Executive Officers during 2009 other than those grants detailed above.  The Compensation Committee will continue to evaluate the compensation programs and Company performance and retains the right to make future equity-based grants.

Perquisites and Other Benefits

In general, it is the Compensation Committee's practice to provide limited perquisites and other benefits to the Named Executive Officers.  We provide each of Messrs. Tanz, Roche and Schoebel with an automobile allowance of $1,500 per month, but do not reimburse the Current Executives for clubs, financial planning or items of a similar nature.

Messrs. Tanz, Roche and Schoebel are eligible to participate in our employee health and welfare benefit programs.   The attributed costs of these benefits for the Current Executives for the fiscal year ended December 31, 2009, are included in the Summary Compensation Table under the column entitled "All Other Compensation" and the related footnote.  Further, in accordance with the Code of Conduct, we do not make any loans to, or guarantee any personal loans of, any of our employees, including the Current Executives.

As discussed above in this Compensation Discussion and Analysis, we have entered into employment agreements with each of the Current Executives.  These employment agreements are designed to promote our stability and continuity of senior leadership.  Information with respect to applicable severance payments under these agreements for the Current Executives is provided under the section "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" of this Executive Compensation section of this Proxy Statement.

Deductibility of Executive Compensation.  The Compensation Committee has determined to maximize the tax deductibility of compensation payments to our executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.  Section 162(m) imposes an annual individual limit of $1 million on the deductibility of our compensation payments to executives.  Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied.  In this regard, grants under our 2009 Equity Incentive Plan will generally be intended to be qualified performance-based compensation and the Compensation Committee has the authority to structure other awards thereunder as qualified performance-based compensation for these purposes.  The Compensation Committee may, however, authorize payments to executives that may not be fully deductible if it believes such payments are in our interests and that of our stockholders.

Other Tax and Accounting Implications.  The American Jobs Creation Act of 2004 affects the tax rules applicable to nonqualified deferred compensation arrangements.  The Company believes that it is operating in good faith compliance with these statutory provisions and all subsequent regulatory authority and that the employment agreements of all of our executive officers and the 2009 Equity Incentive Plan comply with Section 409A of the Code.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for our senior executive officers and administers our 2009 Equity Incentive Plan.  While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.  The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation.  The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Laura H. Pomerantz, Chair
Melvin S. Adess
Edward H. Meyer

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

The following table summarizes the annual compensation received by the Named Executive Officers for the years ended December 31, 2009, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)(6)(7)	Total ($)
Stuart A. Tanz,	2009	$272,000	$218,750	$67,047	$14,260	$—	$2,279	$$574,336
President and	2008	—	—	—	—	—	—	—
Chief Executive Officer	2007	—	—	—	—	—	—	—
John B. Roche,	2009	145,833	145,833	33,524	7,130	—	2,279	334,599
Chief Financial Officer	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
Richard A. Baker,	2009	109,856	109,375	33,524	7,130	—	—	259,884
Executive Chairman	2008	—	—	—	—	—	1,746	1,746
of our board of directors and Former Chief Executive Officer	2007	—	—	—	—	—	—	—
Richard K. Schoebel,	2009	31,792	23,681	4,305	894	—	1,709	62,381
Chief Operating Officer	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
Robert C. Baker,	2009	—	—	—	—	—	—	—
Former Vice-Chairman of our board of directors	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
William L. Mack,	2009	—	—	—	—	—	—	—
Former Chairman	2008	—	—	—	—	—	—	—
of our board of directors	2007	—	—	—	—	—	—	—
Lee S. Neibart,	2009	—	—	—	—	—	—	—
Former President	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
__________
(1)
Material terms of the employment agreements of the Named Executive Officers are provided under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" of this Executive Compensation section of this Proxy Statement.

(2)	Amounts in this column represent the cash component of the 2009 bonus awards that were paid to the Named Executive Officers on March 15, 2010.
(3)
Amounts in this column represent compensation costs recognized by us for awards of Restricted Shares based upon the fair value as of the grant date of such awards determined pursuant to FASB ASC Topic 718.

(4)	Amounts in this column represent compensation costs recognized by us for awards of Options based upon the fair value as of the grant date of such awards determined pursuant to FASB ASC Topic 718.
(5)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2009.

	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental Insurance	Total
	($)	($)	($)	($)	($)
Stuart A. Tanz	$2,279	$—	$—	$—	$2,279
John B. Roche	2,279	—	—	—	2,279
Richard A. Baker	—	—	—	—	—
Richard K. Schoebel	1,709	—	—	—	1,709
Robert C. Baker	—	—	—	—	—
William L. Mack	—	—	—	—	—
Lee S. Neibart	—	—	—	—	—

(6)	Amounts in this column represent all other compensation received by the Named Executive Officers during 2008.

	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental Insurance	Total
	($)	($)	($)	($)	($)
Stuart A. Tanz	$—	$—	$—	$—	$—
John B. Roche	—	—	—	—	—
Richard A. Baker	—	—	—	—	—
Richard K. Schoebel	—	—	—	—	—
Robert C. Baker	—	—	—	—	—
William L. Mack	—	—	—	—	—
Lee S. Neibart	—	—	—	—	—

(7)	No other compensation was received by the Named Executive Officers during 2007.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted to the Named Executive Officers during the year ended December 31, 2009.

Grants of Plan-Based Awards for 2009

	Grant Date	Date of Compensation Committee Action	Estimated Future Payouts Under Equity Incentive Plan Awards ________________ Target (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Stuart A. Tanz	10/20/2009	10/20/2009	200,000	(2)	$10.25	$1,243,000
John B. Roche	10/20/2009	10/20/2009	100,000	(3)	10.25	621,500
Richard A. Baker	10/20/2009	10/20/2009	100,000	(4)	10.25	621,500
Richard K. Schoebel	12/9/2009	12/7/2010	70,000	(5)	10.40	439,600
Robert C. Baker	—	—	—		—	—
William L. Mack	—	—	—		—	—
Lee S. Neibart	—	—	—		—	—
__________
(1)
Amounts in this column represent the aggregate value of the awards of Restricted Share and Option granted in 2009 based upon the fair value as of the grant date of such awards determined pursuant to FASB ASC Topic 718.

(2)
In accordance with the terms of Mr. Tanz's employment agreement, Mr. Tanz received a one-time award of 100,000 Restricted Shares and 100,000 Options.  In accordance with the terms of his employment agreement, the restriction period on such Restricted Shares shall lapse and such Options will become exercisable in equal installments on the first three anniversaries of October 20, 2009.

(3)
In accordance with the terms of Mr. Roche's employment agreement, Mr. Roche received a one-time award of 50,000 Restricted Shares and 50,000 Options.  In accordance with the terms of his employment agreement, the restriction period on such Restricted Shares shall lapse and such Options will become exercisable in equal installments on the first three anniversaries of October 20, 2009.

(4)
In accordance with the terms of Mr. Baker's employment agreement, Mr. Baker received a one-time award of 50,000 Restricted Shares and 50,000 Options.  In accordance with the terms of his employment agreement, the restriction period on such Restricted Shares shall lapse and such Options will become exercisable in equal installments on the first three anniversaries of October 20, 2009.

(5)
In accordance with the terms of Mr. Schoebel's employment agreement, Mr. Schoebel received a one-time award of 35,000 Restricted Shares and 35,000 Options.  In accordance with the terms of his employment agreement, the restriction period on such Restricted Shares shall lapse and such Options will become exercisable in equal installments on the first five anniversaries of December 9, 2009.

Outstanding Equity Awards

The following table summarizes all outstanding equity awards held by the Named Executive Officers on December 31, 2009.

Outstanding Equity Awards at Fiscal 2009 Year-End

	Option Awards			Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stuart A. Tanz	100,000	$10.25	10/20/2019	—		$—
	—	—	—	100,000	(2)	1,009,000
John B. Roche	50,000	10.25	10/20/2019	—		—
	—	—	—	50,000	(2)	504,500
Richard A. Baker	50,000	10.25	10/20/2019	—		$—
	—	—	—	50,000	(2)	504,500
Richard K. Schoebel	35,000	10.40	12/9/2019	—		—
	—	—	—	35,000	(3)	353,150
Robert C. Baker	—	—	—	—		—
William L. Mack	—	—	—	—		—
Lee S. Neibart	—	—	—	—		—
__________
(1)
For purposes of this table, the market value of the Restricted Shares is deemed to be $10.09 per share, the closing price of the Common Stock reported on NASDAQ on December 31, 2009 (the last trading day of the year).

(2)
These Restricted Share awards were granted on October 20, 2009.  Assuming continued employment with us, these Restricted Shares will vest in equal installments on the first three anniversaries of the grant date.

(3)
This Restricted Share award was granted on December 9, 2009.  Assuming continued employment with us, these Restricted Shares will vest in equal installments on the first five anniversaries of the grant date.

Summary of the 2009 Equity Incentive Plan

The following is a summary of the 2009 Equity Incentive Plan, a copy of which is attached as Annex G to the Company's definitive proxy statement on Schedule 14A filed with the SEC on October 5, 2009, and is incorporated by reference into this Proxy Statement.  The rights and obligations of the Company are governed by the express terms and conditions of the 2009 Equity Incentive Plan and not by this summary.  This summary and the summaries of the 2009 Equity Incentive Plan elsewhere in this Proxy Statement may not contain all of the information about the 2009 Equity Incentive Plan that is of importance to you and are qualified in their entirety by reference to the complete text of the 2009 Equity Incentive Plan.  We encourage you to read the 2009 Equity Incentive Plan carefully and in its entirety for a more complete understanding of the 2009 Equity Incentive Plan.

Administration

The Compensation Committee has been appointed by our board of directors to administer the 2009 Equity Incentive Plan and has full authority to administer and interpret the 2009 Equity Incentive Plan, to authorize the granting of awards, to determine the eligibility of directors, officers, consultants and other key personnel and service providers, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2009 Equity Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 Equity Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 Equity Incentive Plan or the administration or interpretation thereof.  In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.  The 2009 Equity Incentive Plan is administered by the Compensation Committee consisting solely of non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code and intend that grant be exempt from the restriction of Section 162(m), qualify as an outside director for purposes of Section 162(m) of the Code.

Eligibility

All of our employees, non-employee directors, executive officers, consultants and other key personnel and service providers as well as our subsidiaries and any of our affiliates are eligible to receive awards under the 2009 Equity Incentive Plan.  Each member of our Compensation Committee, which administers the 2009 Equity Incentive Plan, is both a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Code.

Authorization

Our 2009 Equity Incentive Plan provides for grants of Restricted Shares and other equity-based awards up to an aggregate of 7.5% of the issued and outstanding shares of Common Stock at the time of the award, subject to a ceiling of 4 million shares available for issuance under the 2009 Equity Incentive Plan.  In addition, subject to adjustment upon certain corporate transactions or events, incentive Options ("ISOs") for more than 400,000 shares of Common Stock over the life of the 2009 Equity Incentive Plan may not be granted.  If an Option or other award granted under the 2009 Equity Incentive Plan expires or terminates, the shares subject to any portion of the award that expires, forfeits or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.  Unless previously terminated by our board of directors, no new award may be granted under the 2009 Equity Incentive Plan after the tenth anniversary of the date that such plan was initially approved by our board of directors.  No award may be granted under our 2009 Equity Incentive Plan to any person who, assuming exercise of all Options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock, subject to certain exceptions approved by our board of directors.

Section 162(m) of the Code limits publicly held companies to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer or the chief financial officer) determined at the end of each year, referred to as covered employees.  However, performance-based compensation is excluded from this limitation.  The 2009 Equity Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but it is not required under the 2009 Equity Incentive Plan that awards qualify for this exception.  The 2009 Equity Incentive Plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the ownership limits contained in our Certificate of Incorporation or would impair our ability to qualify or remain qualified as a REIT.

Options

The terms of specific Options, including whether Options shall constitute "incentive stock options" for purposes of Section 422(b) of the Code, shall be determined by the Compensation Committee.  The exercise price of an Option shall be determined by the Compensation Committee and reflected in the applicable award agreement.  The exercise price with respect to ISOs may not be lower than 100% (110% in the case of an ISO granted to a 10% stockholder, if permitted under the plan) of the fair market value of Common Stock on the date of grant.  Each Option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder, if permitted under the plan).  Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.

Share Awards

The 2009 Equity Incentive Plan also provides for the grant of share awards.  A Restricted Share award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant.  Grants of Restricted Shares will be subject to vesting schedules as determined by the Compensation Committee.  The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine.  A participant granted Restricted Shares has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the Restricted Shares.  Although dividends may be paid on Restricted Shares, whether or not vested, at the same rate and on the same date as on shares of Common Stock, holders of Restricted Shares are prohibited from selling such shares until they vest.

Share Appreciation Rights

Share appreciation rights, when issued, will reduce the number of shares available for grant under the 2009 Equity Incentive Plan and will vest as provided in the applicable award agreement.  Share appreciation rights represent a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant.  Share appreciation rights may generally be settled in cash or by transfer of shares of Common Stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at grant).  The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the share appreciation rights installments over a period not to exceed ten years.

Phantom Shares

Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 Equity Incentive Plan and will vest as provided in the applicable award agreement.  A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant.  Phantom shares may generally be settled in cash or by transfer of Common Stock (as may be elected by the participant, in accordance with procedures established by the Compensation Committee, or us, as may be provided by the Compensation Committee at grant).

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award.  The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock.  The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Equity-Based Awards

The 2009 Equity Incentive Plan authorizes the granting of other awards based upon shares of Common Stock (including the grant of securities convertible into shares of Common Stock and share appreciation rights and LTIP units), subject to terms and conditions established at the time of grant.

LTIP units are a special class of partnership interests in our operating partnership subsidiary, Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (our "operating partnership").  Each LTIP unit awarded under the 2009 Equity Incentive Plan will be equivalent to an award of one share of Common Stock under the 2009 Equity Incentive Plan, reducing the number of shares available for other equity awards on a one-for-one basis.  We will not receive a tax deduction for the value of any LTIP units granted under the 2009 Equity Incentive Plan.  The vesting period for any LTIP units, if any, will be determined at the time of issuance.  LTIP units, whether vested or not, will receive the same per unit profit distributions as units of our operating partnership, which profit distribution will generally equal per share distributions on shares of Common Stock.

Change of Control

Upon a change of control (as defined in the 2009 Equity Incentive Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change of control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments) and may among other things accelerate vesting or forfeiture of unvested awards in connection with such event.

Amendment; Termination

Our board of directors may amend, suspend, alter or discontinue the 2009 Equity Incentive Plan but cannot take any action that would impair the rights of a participant without such participant's consent.  To the extent necessary and desirable (including as required by law or any stock exchange rules), our board of directors must obtain approval of our stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 Equity Incentive Plan, increase the total number of shares of Common Stock reserved for issuance under the 2009 Equity Incentive Plan; or

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 Equity Incentive Plan.

The Compensation Committee or our board of directors may amend the terms of any award granted under the 2009 Equity Incentive Plan, prospectively or retroactively, except that no amendment may adversely affect the rights of any participant with respect to awards previously granted, unless such amendments are in connection with applicable laws, without his or her consent.

As of the Record Date, under our 2009 Equity Incentive Plan, there were outstanding (i) Options to acquire (a) a total of 200,000 shares of Common Stock at a purchase price of $10.25 per share and (b) a total of 35,000 shares of Common Stock at a purchase price of $10.40 per share, and (ii) a total of 235,000 Restricted Shares still subject to forfeiture.  During 2009, no Options were exercised and no outstanding Options for any of the Named Executive Officers were repriced.  As of the Record Date, 3,480,000 shares of Common Stock remained available for grant to eligible participants under our 2009 Equity Incentive Plan.

Pension Benefits

The Named Executive Officers received no benefits in 2009 from us under defined pension or defined contribution plans other than our tax-qualified 401(k) Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have employment agreements with each of the Named Executive Officers.  As described below, these employment agreements provide the Named Executive Officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change-in-control involving the Company.  As used below, the terms "Cause," "Change in Control," "Death," "Disability" and "Good Reason" shall have the respective meanings set forth in the applicable employment agreements.

Stuart A. Tanz.  Mr. Tanz's employment agreement provides that he will serve as our Chief Executive Officer and President for an initial term of three years, with automatic renewal for additional one-year terms unless we give prior written notice of non-renewal at least six months prior to the end of the then current term.  Mr. Tanz is entitled to an annual base salary of $750,000, subject to annual review and upward adjustment, and an annual bonus between 0% and 200% of his then annual base salary, as determined in the sole discretion of our board of directors and based on Mr. Tanz's performance and the performance of the Company.  In addition, Mr. Tanz is entitled to receive a payment equal to a pro rata portion of the amount of his annual salary that would have been payable for the period beginning on September 17, 2009 and ending on October 20, 2009, had he been employed by us during such period.  Mr. Tanz's employment agreement provides for grant of 100,000 Restricted Shares and 100,000 Options, each vesting in equal installments on the first three anniversaries of the grant date thereafter.  Mr. Tanz is entitled to participate in all of our employee benefit plans and programs or other welfare benefit programs as made generally available to other senior executives.  Mr. Tanz is also entitled to (i) reimbursement for reasonable business expenses; (ii) automobile allowance of $1,500 per month; and (iii) $20,000 per month living allowance for six months commencing November 1, 2009, grossed-up to cover his income taxes (federal, state and local) incurred by him on the receipt of the living allowance payments.

Mr. Tanz's employment agreement provides that if his employment is terminated (i) by us without Cause, (ii) by Mr. Tanz for Good Reason, (iii) upon non-renewal of the employment term by us, (iv) by reason of Mr. Tanz's death or Disability, or (v) by Mr. Tanz for any or no reason within the 12 month period following a Change in Control, he will be entitled to receive a lump sum payment equal to (A) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, (B) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Tanz's then annual salary), and (C) automobile allowance for one year.  In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.  To the extent that any of the foregoing payments so made constitutes an "excess parachute payment" under certain tax laws, rules and regulations, we will pay to Mr. Tanz such additional cash amounts as are necessary to put him in the same after-tax position as he would have been in had such payments not given rise to any applicable excise tax, penalties or interest.  Mr. Tanz is also entitled to receive reimbursement for reasonable out-of-pocket direct expenses incurred by him in connection with his participation in the Framework Transactions.

Mr. Tanz has also agreed that he will not (i) compete with us (ii) solicit our employees, agents or independent contractors; or (iii) solicit or intentionally interfere with our customer or client relationships for the period commencing on the date of the agreement and ending one year following the date upon which Mr. Tanz ceases to be an employee of the Company and our affiliates.  His employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.

John B. Roche.  Mr. Roche's employment agreement provides that he will serve as our Chief Financial Officer for an initial term of three years, with automatic renewal for additional one-year terms unless we give prior written notice of non-renewal at least six months prior to the end of the then current term.  Mr. Roche is entitled to a base salary of $500,000, subject to annual review and upward adjustment, and an annual bonus between 0% and 200% of his then annual base salary, as determined in the sole discretion of our board of directors and based on Mr.

Roche's performance and the performance of the Company.  In addition, Mr. Roche is entitled to receive a payment equal to a pro rata portion of the amount of his annual salary that would have been payable for the period beginning on September 17, 2009 and ending on October 20, 2009, had he been employed by the Company during such period.  Mr. Roche's employment agreement provides for the grant of 50,000 Restricted Shares and 50,000 Options, each vesting in equal installments on the first three anniversaries of the grant date thereof.  Mr. Roche is also entitled to participate in all of our employee benefit plans and programs on substantially the same terms and conditions as other senior executives.  Mr. Roche is entitled to (i) reimbursement for reasonable business expenses; and (ii) an automobile allowance of $1,500 per month.

Mr. Roche's employment agreement provides that if Mr. Roche's employment is terminated by reason of his death or Disability, he will be entitled to receive a lump sum payment equal to (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, (ii) (x) his annual salary and (y) an amount equal to the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to one times 50% of Mr. Roche's then annual salary), and (iii) automobile allowance for one year.  In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.  Additionally, if Mr. Roche's employment is terminated (i) by us without Cause, (ii) by Mr. Roche for Good Reason, (iii) upon non-renewal of the employment term by us, or (iv) by Mr. Roche for any or no reason within the 12 month period following a Change in Control, a lump sum payment equal to (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, (ii) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Roche's then annual salary), and (iii) automobile allowance for one year.  In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.

Mr. Roche has also agreed that he will not, for the period commencing on the date of the agreement and ending (i) six months following the date upon which Mr. Roche ceases to be an employee of the Company and our affiliates, compete with us, or (ii) one year following the date upon which Mr. Roche ceases to be an employee of the Company and our affiliates, (A) solicit our employees, agents or independent contractors, or (B) solicit or intentionally interfere with our customer or client relationships.  Mr. Roche's employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.

We also entered into a letter agreement with Mr. Roche under which we agreed to (i) indemnify Mr. Roche against any and all losses, expenses, damages, liabilities, investigations, claims or proceedings for a breach or alleged breach of certain non-competition restrictions set forth in the agreements with Mr. Roche's prior employer, and (ii) reimburse Mr. Roche for reasonable out-of-pocket direct expenses incurred in connection with his participation in the Framework Transactions.

Richard A. Baker.  Mr. Baker's employment agreement provides that he will serve as Executive Chairman of our board of directors.  His employment with the Company is "at will."  Mr. Baker is entitled to an annual base salary of $375,000, subject to annual review and upward adjustment, and an annual bonus to be determined in the sole discretion of the Company and based on Mr. Baker's performance and the performance of the Company.  Mr. Baker's employment agreement provides for the grant of 50,000 Restricted Shares and 50,000 Options, each vesting in equal installments on the first three anniversaries of the grant date thereof.  Mr. Baker is also entitled to (i) reimbursement for reasonable business expenses and (ii) an annual travel allowance to be determined annually by the Compensation Committee in consultation with Mr. Baker.

Mr. Baker has agreed that he will not solicit our employees, agents or independent contractors for the period commencing on the date of the employment agreement and ending one year following the date upon which Mr. Baker ceases to be an employee of the Company and our affiliates.  In addition, if Mr. Baker terminates his employment with us other than for Good Reason (generally defined under his employment agreement to include a (i) material reduction of Mr. Baker's authority, duties and responsibilities, or the assignment to Mr. Baker of duties materially inconsistent with his position, or (ii) failure to pay amounts when due to Mr. Baker under his employment agreement which is not cured within 30 days after written notice to the Company), then Mr. Baker agrees not to become a senior executive officer of a U.S. based, publicly-traded, necessity based, retail REIT during the period ending one year following the date upon which he ceases to be an employee of the Company and our affiliates.  In addition, Mr. Baker has agreed that he will first offer any retail property located in the United States that he may discover to us prior to taking any interest in such property directly or indirectly for his own account or offering such property to any other person, or entity in which he may have a direct or indirect interest.  Mr. Baker's employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.

Richard K. Schoebel.  Mr. Schoebel's employment agreement provides that he will serve as our Chief Operating Officer for an initial term of three years, with automatic renewal for additional one-year terms unless we give prior written notice of non-renewal at least six months prior to the end of the then current term.  Mr. Schoebel is entitled to a base salary of $275,000, subject to annual review and upward adjustment, and an annual bonus between 0% and 100% of his then annual base salary, as determined in the sole discretion of our board of directors and based on Mr. Schoebel's performance and the performance of the Company.  Mr. Schoebel's employment agreement provides for the grant of 35,000 Restricted Shares and 35,000 Options, each vesting in equal installments on the first five anniversaries of the grant date thereof.  Mr. Schoebel is also entitled to participate in all of our employee benefit plans and programs on substantially the same terms and conditions as other senior executives.  Mr. Schoebel is also entitled to (i) reimbursement for reasonable business expenses; (ii) an automobile allowance of $1,500 per month; (iii) six months of living allowance of $5,000 per month and (iv) reimbursement for up to $20,000 in moving and travel relocation expenses actually paid or incurred by Mr. Schoebel, the unamortized portion of which Mr. Schoebel will be obligated to refund to the Company in the event he voluntarily terminates his employment with us during the initial 24 months of employment.

Mr. Schoebel's employment agreement provides that if Mr. Schoebel's employment is terminated by reason of his death or Disability, he will be entitled to receive a lump sum payment equal to, (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, (ii) (x) his annual salary and (y) an amount equal to the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to one times 50% of Mr. Schoebel's then annual salary), and (iii) automobile allowance for one year. In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.  Additionally, if Mr. Schoebel's employment is terminated (i) by us without Cause, (ii) by Mr. Schoebel for Good Reason, (iii) upon non-renewal of the employment term by us, or (iv) by Mr. Schoebel for any or no reason within the 12 month period following a Change in Control, a lump sum payment equal to, (i) annual salary, annual bonus and other benefits earned and accrued prior to the date of termination, (ii) (x) two times annual salary and (y) two times the average of the annual bonuses awarded for the last two years immediately preceding the year of termination (if no annual bonus was awarded for the year (or two years) preceding the year of termination, a minimum bonus equal to two times 50% of Mr. Schoebel's then annual salary), and (iii) automobile allowance for one year.  In addition to the foregoing, all outstanding unvested equity-based incentives and awards will vest and become free from restrictions and be exercisable in accordance with their terms.

Mr. Schoebel has also agreed that he will not, for the period commencing on the date of the agreement and ending (i) six months following the date upon which Mr. Schoebel ceases to be an employee of the Company and our affiliates, compete with us, or (ii) one year following the date upon which Mr. Schoebel ceases to be an employee of the Company and our affiliates, (A) solicit our employees, agents or independent contractors, or (B) solicit or intentionally interfere with our customer or client relationships.  Mr. Schoebel's employment agreement also contains customary provisions relating to confidentiality and mutual non-disparagement.

Compensation Committee Interlocks and Insider Participation

Richard A. Baker, the Executive Chairman of our board of directors serves as a director and executive officer of National Realty & Development Corp., of which Robert C. Baker, his father and one of our directors, is Chairman and Chief Executive Officer.  National Realty & Development Corp. is a privately-held company wholly-owned by Messrs. Bakers, who together make compensation decisions with respect to such company.

Other than as disclosed above, there are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock ("10% Holders") to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors, executive officers and 10% Holders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and written representations from our directors, executive officers and 10% Holders that no other reports were required to be filed, we believe that for the year ended December 31, 2009 our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 7, 2009, we entered into the Framework Agreement with NRDC Capital Management, an entity owned and controlled by four of our directors, William L. Mack, Robert C. Baker, Lee S. Neibart and Richard A. Baker, who is also the Executive Chairman of our board of directors, which, among other things, sets forth the steps to be taken by us to continue our business as a corporation that will elect to qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2010.

On August 10, 2009, we entered into letter agreements (the "Letter Agreement Amendments") with each of NRDC Capital Management, William L. Mack, Robert C. Baker, Richard A. Baker, Lee S. Neibart, Michael J. Indiveri, Edward H. Meyer, Laura Pomerantz, Vincent Tese and Ronald W. Tysoe (collectively, the "Insiders"), amending each person's Letter Agreement, dated as of October 17, 2007, among such person, us and Banc of America Securities LLC.  Each Letter Agreement Amendment provides for the (i) termination of a provision requiring NRDC Acquisition to obtain an opinion from an independent investment banking firm regarding a "Business Combination" if such "Business Combination" involves an Insider or such Insider's affiliate, upon receipt of the Stockholder Approval (as defined in each Letter Agreement Amendment); (ii) termination of a provision requiring the Insider party thereto to refrain from recommending or taking any action to amend or waive any provisions of Article Fifth or Sixth of our Certificate of Incorporation, upon receipt of the Stockholder Approval (as defined in each Letter Agreement Amendment); (iii) amendment to a provision relating to fees to allow for the reimbursement by us of the Insider's reasonable out-of-pocket expenses related to identifying, investigating and consummating a "Business Combination," upon consummation of the Framework Transactions; (iv) amendment to the definition of "Business Combination," upon consummation of the Framework Transactions; and (v) cancellation of the number of the Insider's shares of Common Stock specified in the Letter Agreement Amendment that were acquired prior to our initial public offering, prior to or upon the consummation of the Framework Transactions.  Accordingly, upon consummation of the Framework Transactions, NRDC Capital Management cancelled 10,125,000 shares of Common Stock it owned for no consideration.  In addition, Michael J. Indiveri, Edward H. Meyer, Laura H. Pomerantz, Vincent S. Tese and Ronald W. Tysoe each cancelled all but 25,000 of their respective shares of Common Stock.

In connection with the consummation of the Framework Transactions, on October 20, 2009, we entered into an Amendment to Placement Warrant Purchase Agreement, which amends the Placement Warrant Purchase Agreement, dated as of October 2, 2007, between the Company and NRDC Capital Management.  The Placement Warrant Purchase Amendment amends the definition of "Business Combination" to, among other things, include the consummation of the Framework Transactions.

On October 20, 2009, we also entered into Corporate Opportunity Agreements with each of Robert C. Baker and William L. Mack.  Pursuant to the Corporate Opportunity Agreements, we renounce any right, interest or expectancy with respect to any investment or activity undertaken by Messrs. Baker or Mack, as applicable, and Messrs. Baker or Mack, as applicable, will not be obligated to communicate, offer or present any potential transaction, matter or opportunity to us, except, in each case, if the applicable transaction, matter or opportunity is offered to Messrs. Baker or Mack, as applicable, solely and expressly by virtue of Messrs. Baker or Mack, as applicable, being a member of our board of directors.

On October 20, 2009, we also entered into a Termination of Co-Investment Agreement with NRDC Capital Management.  The Termination of Co-Investment Agreement terminates the Co-Investment Agreement, dated as of October 9, 2007, between the Company and NRDC Capital Management, and our obligation to issue, and NRDC Capital Management's obligation to purchase, an aggregate of 2 million of our units (each unit to consist of one share of Common Stock and one warrant) at a price of $10.00 per unit for an aggregate purchase price of $20 million.

On October 20, 2009, we also entered into a Transitional Shared Facilities and Services Agreement with NRDC Real Estate Advisors, LLC, an entity wholly owned by Messrs. Mack, Baker, Neibart and Baker, pursuant to which NRDC Real Estate Advisors, LLC provides us with access to, among other things, their information technology, office space, personnel and other resources necessary to enable us to perform our business, including access to NRDC Real Estate Advisors, LLC's real estate teams, who work with us to source, structure, execute and manage properties for a transitional period.  The Transitional Shared Facilities and Services Agreement is also intended to provide us assistance with corporate operations, legal and compliance functions and governance.  As of

December 31, 2009, we paid NRDC Real Estate Advisors, LLC a monthly fee of $7,500 pursuant to the Transitional Shared Facilities and Services Agreement.  Subsequent to December 31, 2009, such fee was renegotiated and reduced to $5,000 per month.  The Transitional Shared Facilities and Services Agreement has an initial one-year term, which will be renewable by us for an additional one-year term.

Other than as discussed above, since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of Common Stock, (ii) the Named Executive Officers, (iii) our directors and (iv) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Business Address(1)	Shares(2)(3)		Shares Subject to Options or Warrants(4)		Total	Percent of Class
Directors and Officers
Melvin S. Adess	25,000		—		25,000	*
Richard A. Baker	50,000		8,000,000	(5)	8,050,000	16.1%
Robert C. Baker	—		8,000,000	(5)	8,000,000	16.0%
Michael J. Indiveri	25,000		—		25,000	*
William L. Mack	—		8,000,000	(5)	8,000,000	16.0%
Edward H. Meyer	25,000		—		25,000	*
Lee S. Neibart	—		8,000,000	(5)	8,000,000	16.0%
Charles J. Persico	40,000	(6)	—		25,000	*
Laura H. Pomerantz	25,000		—		25,000	*
Stuart A. Tanz	609,765		—		609,765	1.4%
Vincent S. Tese	25,000		—		25,000	*
John B. Roche	98,200		—		98,200	*
Richard K. Schoebel	37,500		—		37,500	*
All directors and executive officers as a group (13 persons)	945,465		8,000,000	(5)	8,945,465	18.1%
AEW Capital Management, L.P. (7) AEW Capital Management, Inc. World Trade Center East, Two Seaport Lane Boston, Massachusetts 02110	2,404,000		—		2,404,000	7.0%
Fir Tree, Inc.(8) 505 Fifth Avenue, 23rd Floor New York, New York 10017	3,150,000		4,350,000		7,500,000	16.4%
Glenhill Advisors, LLC(9) Glenn J. Krevlin Glenhill Capital Management, LLC 156 West 56th Street, 17th Floor New York, New York 10019	3,395,000		2,600,000		5,995,000	13.6%
Invesco Ltd.(10) 1555 Peachtree Street NE Atlanta, Georgia 30309	3,471,399		—		3,471,399	8.4%
Israel A. Englander (11) 666 Fifth Avenue New York, New York 10103	1,275,036		3,097,441		4,372,477	9.8%
Level Global Overseas Master Fund, Ltd.(12) Level Global Investors, L.P. Level Global, L.L.C. David Ganek Anthony Chiasson 888 Seventh Avenue, 27th Floor New York, New York 10019	2,125,800		1,300,000		3,425,800	8.0%
Morgan Stanley(13) 1585 Broadway New York, NY 10036	2,320,860		—		2,320,860	5.6%
NRDC Capital Management LLC(14) 3 Manhattanville Road Purchase, New York 100577	—		8,000,000		8,000,000	16.2%
Wesley Capital Management, LLC(15) Arthur Wrubel John Khoury 717 5th Avenue, 14th Floor New York, New York 10022	3,851,131		—		3,851,131	9.3%

__________
(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)	The business address of each director and Named Executive Officer is c/o Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057.
(2)	Each director and Named Executive Officer has sole voting and investment power with respect to these shares.
(3)
Includes unvested Restricted Shares granted to the Named Executive Officers pursuant to our 2009 Equity Incentive Plan as follows: Mr. Baker - 50,000 Restricted Shares; Mr. Tanz - 100,000  Restricted Shares; Mr. Roche - 50,000 Restricted Shares; and Mr. Schoebel - 37,500 Restricted Shares.

(4)
For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any Options or warrants.  Options or warrants held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person.

(5)
Represents 8,000,000 shares issuable upon exercise of the warrants held by NRDC Capital Management.  William L. Mack, Robert C. Baker, Richard A. Baker and Lee S. Neibart are the sole members of NRDC Capital Management.  The terms of the warrants restrict their exercise and limit beneficial ownership of the shares issuable upon their exercise to the extent such exercise would cause the holder to Beneficially Own or Constructively Own, within the meaning of our Certificate of Incorporation, in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in our Certificate of Incorporation.

(6)	Includes 15,000 shares of Common Stock held by Perco Management Defined Benefit Pension Trust, of which Jules Levy is Trustee and Mr. Persico is the sole beneficiary.
(7)
On their Schedule 13G filed with the SEC on February 12, 2010, AEW Capital Management, L.P. and AEW Capital Management, Inc. report sole voting power with respect to 1,492,300 shares of Common Stock beneficially owned by them and sole dispositive power with respect to 2,404,000 shares of Common Stock beneficially owned by them.  The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 6.95%.

(8)
On their Schedule 13G (Amendment No. 2) filed with the SEC on February 12, 2010, Fir Tree Capital Opportunity Master Fund, L.P. ("Capital Fund'), Fir Tree Value Master Fund, L.P. ("Value Fund") and Fir Tree, Inc. ("Fir Tree") report Capital Fund is the beneficial owner of 1,074,614 shares of Common Stock (consisting of 521,514 shares of Common Stock and warrants exercisable to purchase 553,100 shares of Common Stock), Value Fund is the beneficial owner of 6,425,386 shares of Common Stock (consisting of 2,628,486 shares of Common Stock and warrants exercisable to purchase 3,796,900 shares of Common Stock) and Fir Tree may be deemed to beneficially own the shares of Common Stock held by Capital Fund and Value Fund as a result of being the investment manager of Capital Fund and Value Fund.  Capital Fund has the shared power to direct the vote and disposition of 1,074,614 shares of Common Stock.  Value Fund has the shared power to direct the vote and disposition of 6,425,386 shares of Common Stock.  Fir Tree has been granted investment discretion over the Common Stock held by Capital Fund and Value Fund, and thus, has the shared power to direct the vote and disposition of 7,500,000 shares of Common Stock.  The Schedule 13G (Amendment No. 2) reports an aggregate beneficial ownership percentage of shares of Common Stock of 16.4%.  However, the terms of the warrants restrict their exercise and limit beneficial ownership of the shares issuable upon their exercise to the extent such exercise would cause the holder to Beneficially Own or Constructively Own, within the meaning of our Certificate of Incorporation, in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in our Certificate of Incorporation.  The address of the principal business office of Capital Fund and Value Fund is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands.

(9)
On their Schedule 13G (Amendment No. 2) filed with the SEC on February 16, 2010, Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Management, LLC, Glenhill Capital, LP and Glenhill Capital Overseas Master Fund, LP report Glenhill Advisors, LLC, Glenn J. Krevlin and Glenhill Capital Management, LLC have sole voting and dispositive powers with respect to 5,995,000 shares of Common Stock (consisting of 3,395,000 shares of Common Stock and warrants to purchase 2,600,000 shares of Common Stock).  Glenhill Capital, LP has shared voting and dispositive powers with respect to 3,237,300 shares of Common Stock (consisting of 1,833,300 shares of Common Stock and warrants to purchase 1,404,000 shares of Common Stock).  Glenhill Capital Overseas Master Fund, LP has shared voting and dispositive powers with respect to 2,757,700 shares of Common Stock (consisting of 1,561,700 shares of Common Stock and warrants to purchase 1,196,000 shares of Common Stock).  Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, and sole shareholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP.  The Schedule 13G (Amendment No. 2) reports an aggregate beneficial ownership percentage of shares of Common Stock of 13.59%.  However, the terms of the warrants restrict their exercise and limit beneficial ownership of the shares issuable upon their exercise to the extent such exercise would cause the holder to Beneficially Own or Constructively Own, within the meaning of our Certificate of Incorporation, in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in our Certificate of Incorporation.

(10)
On its Schedule 13G filed with the SEC on February 12, 2010, Invesco Ltd. reports Invesco Institutional (N.A.), Inc., Invesco Global Asset Management (N.A.), Inc. and Invesco Management S.A., subsidiaries of Invesco Ltd., are investment advisers which hold shares of the security being reported.  Invesco Institutional (N.A.), Inc. held sole voting power with respect to 2,470,209 shares of Common Stock beneficially owned by it, shared voting power with respect to 50,552 shares of Common Stock beneficially owned by it, sole dispositive power with respect to 3,354,099 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 20,337 shares of Common Stock beneficially owned by it.  Invesco Management S.A. held sole voting and dispositive powers with respect to 1,782 shares of Common Stock beneficially owned by it.  Invesco Global Asset Management (N.A.), Inc. held shared dispositive power with respect to 95,181, shares of Common Stock beneficially owned by it.  The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 8.4%.

(11)
On his Schedule 13G (Amendment No. 1) filed with the SEC on February 12, 2010, Israel A. Englander reports shared voting and dispositive powers with respect to 4,372,477 shares of Common Stock.  Grandview LLC ("Grandview") holds 179,175 shares of Common Stock and warrants to purchase 5,138,900 shares of Common Stock, and Millennium International, Ltd. ("Millennium International") holds 1,095,861 shares of Common Stock and warrants to purchase 999,000 shares of Common Stock.  Millennium Management LLC ("Millennium Management") is the manager of Grandview and may be deemed to have shared voting control and investment discretion over securities owned by Grandview. Millennium International Management LP ("Millennium International Management") is the investment manager to Millennium International, and may be deemed to have shared voting control and investment discretion over securities owned by Millennium International. Millennium International Management GP LLC ("Millennium International Management GP") is the general partner of Millennium International Management, and may be deemed to have shared voting control and investment discretion over securities owned by Millennium International. Israel A. Englander, is the managing member of Millennium Management and of Millennium International Management GP.  Consequently, Mr. Englander may also be deemed to be the beneficial owner of any securities beneficially owned by Grandview or Millennium International, as the case may be.  The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium International Management GP, Millennium Management or Mr. Englander as to beneficial ownership of the securities owned by Grandview and Millennium International.

The Schedule 13G (Amendment No. 1) reports that (i) the terms of the warrants restrict their exercise and limit beneficial ownership of the shares issuable upon their exercise to the extent such exercise would cause any stockholder or warrantholder to directly, indirectly or constructively owning more than 9.8% of the outstanding shares, by value or number, whichever is more restrictive, of the outstanding shares of Common Stock and (ii) these terms currently have the effect of limiting the warrants that may be exercised by Mr. Englander, Grandview, Millennium International, Millennium Management, Millennium International Management and Millennium International Management GP.  Consequently, as of the date of the filing of the Schedule 13G (Amendment No. 1), the Schedule 13G (Amendment No. 1) reports Mr. Englander may be deemed to beneficially own, and the other reporting persons beneficially own, or may be deemed to beneficially own (as the case may be), in the aggregate, 4,372,477 shares of Common Stock (consisting of 1,275,036 shares of Common Stock and warrants to purchase 3,097,441 shares of Common Stock), which represents approximately 9.8% (calculated pursuant to Rule 13d-3), of the outstanding shares of Common Stock.

(12)
On their Schedule 13G filed with the SEC on February 16, 2010, Level Global Overseas Master Fund, Ltd., Level Global Investors, L.P., Level Global, L.L.C., David Ganek and Anthony Chiasson report shared voting and dispositive powers with respect to 3,425,800 shares of Common Stock (consisting of 2,125,800 shares of Common Stock and warrants to purchase 1,300,000 shares of Common Stock).  Level Global Investors, L.P., Level Global, L.L.C., David Ganek and Anthony Chiasson do not directly own the Common Stock.  Pursuant to an investment management agreement, Level Global Investors, L.P. shares all voting and investment powers with respect to the securities held by Level Global Overseas Master Fund, Ltd.  Level Global, L.L.C. acts as the general partner of Level Global Investors, L.P.  David Ganek and Anthony Chiasson control Level Global Investors, L.P. and Level Global, L.L.C.  The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 8.00%.  The address of the principal business office of Level Global Overseas Master Fund, Ltd. is c/o Citco Fund Services (Cayman Islands) Limited Corporate Centre, Windward 1 Floor, Regatta Office Park, West Bay Road, P.O. Box 31106 SMB - 1209, Grand Cayman, Cayman Islands, British West Indies.

(13)
On its Schedule 13G filed with the SEC on February 12, 2010, Morgan Stanley reports sole voting power with respect to 1,796,560 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 2,320,860 shares of Common Stock beneficially owned by it.  The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 5.6%.  In accordance with the SEC Release No. 34-39538 (January 12, 1998) (the "Release"), the Schedule 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by certain operating units (collectively, the "MS Reporting Units") of Morgan Stanley and its subsidiaries and affiliates (collectively, "MS"). The Schedule 13G does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with the Release.

(14)
On its Schedule 13D filed with the SEC on October 30, 2009, NRDC Capital Management reports sole voting and dispositive powers with respect to 8,000,000 shares of Common Stock issuable upon exercise of warrants beneficially owned by it.  Richard A. Baker, Robert C. Baker, William L. Mack and Lee S. Neibart, as members and managers of NRDC Capital Management, may be deemed to be the beneficial owners of such warrants to purchase 8,000,000 shares of Common Stock owned of record by NRDC Capital Management, LLC and the 8,000,000 shares of Common Stock underlying such warrants, and have shared voting and dispositive powers over the Warrants owned of record by NRDC Capital Management and the shares of Common Stock underlying these warrants.  The Schedule 13D reports a beneficial ownership percentage of shares of Common Stock of 16.2%.  However, the terms of the warrants restrict their exercise and limit beneficial ownership of the shares issuable upon their exercise to the extent such exercise would cause the holder to Beneficially Own or Constructively Own, within the meaning of our Certificate of Incorporation, in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in our Certificate of Incorporation.

(15)
On their Schedule 13G (Amendment No. 1) filed with the SEC on February 16, 2010, Wesley Capital Management, LLC, Arthur Wrubel and John Khoury report shared voting and dispositive powers with respect to 3,851,131 shares of Common Stock beneficially owned by them, which are held in the account of four private investment funds and one managed account for which Wesley Capital Management, LLC serves as investment manager or advisor.  The Schedule 13G (Amendment No. 1) reports a beneficial ownership percentage of shares of Common Stock of 9.3%.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the Annual Meeting.  The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting.  As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2011 Annual Meeting of Stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 7, 2010, and must otherwise be in compliance with the requirements of the SEC's proxy rules.

Any director nomination or stockholder proposal of other business intended to be presented for consideration at the 2011 Annual Meeting of Stockholders, but not intended to be considered for inclusion in the Company's proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the meeting or public disclosure thereof was given or made.  Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2011 Annual Meeting of Stockholders must notify us in writing of such proposal by March 7, 2011, but in no event earlier than February 5, 2011.

Any such nomination or proposal should be sent to Stuart A. Tanz, our President and Chief Executive Officer, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057 and, to the extent applicable, must include the information required by our Bylaws.

Our board of directors and our management know of no other matters or business to be presented for consideration at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters.  The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the proxy statement and annual report) addressed to those stockholders.  This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be "householding" our proxy materials.  A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders.  Once a stockholder has received notice from its broker that they will be "householding" communications to such stockholder's address, "householding" will continue until such stockholder revokes consent to "householding" or is notified otherwise.  If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to:  Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057, Attn: John B. Roche, our Chief Financial Officer.  In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to "householding."  Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request "householding" of their communications should contact us, as specified above, or their respective brokers.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting.  This solicitation is being made primarily through the internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, internet, mail or personal interview.  No additional compensation will be given to our directors, executive officers or employees for this solicitation.  We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND NASDAQ), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER.  REQUESTS SHOULD BE DIRECTED TO JOHN B. ROCHE, OUR CHIEF FINANCIAL OFFICER, AT RETAIL OPPORTUNITY INVESTMENTS CORP., 3 MANHATTANVILLE ROAD, PURCHASE, NEW YORK 10057.

By Order of the Board of Directors

Stuart A. Tanz
President and Chief Executive Officer

Purchase, New York
April 6, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP. 3 MANHATTANVILLE ROAD PURCHASE, NY 10057
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Retail Opportunity Investments Corp., c/o John B. Roche, our Chief Financial Officer, at Retail Opportunity Investments Corp., 3 Manhattanville Road, Purchase, New York 10057.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
☒

▼ DETACH AND RETURN THIS PORTION ONLY ▼
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RETAIL OPPORTUNITY INVESTMENTS CORP.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS
YOU VOTE "FOR" PROPOSALS 1 AND 2.
1. Election of Directors.				2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.
Nominees:
01) Melvin S. Adess 02) Richard A. Baker 03) Robert C. Baker 04) Michael J. Indiveri 05) William L. Mack 06) Edward H. Meyer
07) Lee S. Neibart 08) Charles J. Persico 09) Laura H. Pomerantz 10) Stuart A. Tanz 11) Vincent S. Tese		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.		For Against Abstain ☐ ☐ ☐

For All	Withhold All	For All Except
☐	☐	☐		┐

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting.  The undersigned hereby acknowledges receipt of the Notice of, and the Proxy Statement for, the Annual Meeting, the terms of each of which are incorporated by reference, prior to the signing of this proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name appears on this proxy.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 6, 2010. The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/roireit/2010

REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and appoints Stuart A. Tanz and John B. Roche, and each of them or their respective successors, as proxies for the undersigned, with full powers of substitution, to represent the undersigned at the 2010 Annual Meeting of Stockholders (the "Annual Meeting") of Retail Opportunity Investments Corp., a Delaware corporation (the "Company"), to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on May 6, 2010, at 11:00 am, New York City time, and at any adjournments or postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

In their discretion as proxies, Stuart A. Tanz and John B. Roche, and each of them or their respective successors, are hereby authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR AND FOR THE OTHER PROPOSAL, EACH AS DESCRIBED IN THE PROXY STATEMENT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on the reverse side)